Exhibit 99.1

                           LOAN AND SECURITY AGREEMENT

                          DATED AS OF NOVEMBER 26, 1997

                                      among

                              COMFORCE CORPORATION,

                            COMFORCE OPERATING, INC.,
                                  as Guarantor,

                            COMFORCE COLUMBUS, INC.,
                                  as Guarantor,

                            UNIFORCE SERVICES, INC.,
                                  as Guarantor,

                           RHOTECH ACQUISITION CORP.,
                                  as Guarantor,

          THE DIRECT AND INDIRECT SUBSIDIARIES OF SUCH GUARANTORS NAMED
                                     HEREIN,
                          as Borrowers and Guarantors,


                            THE LENDERS NAMED HEREIN,
                                   as Lenders

                                       and

                             HELLER FINANCIAL, INC.,
                             as Agent and as Lender




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                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----
SECTION 1.  DEFINITIONS.....................................................2
         1.1      Certain Defined Terms.....................................2
         1.2      Accounting Terms.........................................17
         1.3      Other Definitional Provisions............................18
SECTION 2.  LOANS AND COLLATERAL...........................................18
         2.1      Loans....................................................18
                  (A)      Revolving Loan..................................18
                  (B)      Eligible Accounts...............................19
                  (C)      Borrowing Mechanics.............................21
                  (D)      Notes...........................................22
                  (E)      Evidence of Revolving Loan Obligations..........22
                  (F)      Letters of Credit...............................22
                           (1)      Maximum Amount.........................22
                           (2)      Reimbursement..........................22
                           (3)      Conditions of Issuance.................23
                           (4)      Request for Letters of Credit..........23
                  (G)      Other Letter of Credit Provisions...............23
                           (1)      Obligations Absolute...................23
                           (2)      Nature of Lender's Duties..............24
                           (3)      Liability..............................24
                  (H)      Appointment of Borrower Representative..........25
         2.2      Interest.................................................25
                  (A)      Rate of Interest................................25
                  (B)      Interest Periods................................25
                  (C)      Computation and Payment of Interest.............26
                  (D)      Interest Laws...................................26
                  (E)      Conversion or Continuation......................27
         2.3      Fees.....................................................28
                  (A)      Unused Line Fee.................................28
                  (B)      Letter of Credit Fees...........................28
                  (C)      Audit Fees......................................28
                  (D)      Other Fees and Expenses.........................28
         2.4      Payments and Prepayments.................................28
                  (A)      Manner and Time of Payment......................28
                  (B)      Mandatory Prepayments...........................29
                           (1)      Overadvance............................29
                           (2)      Proceeds of Asset Dispositions.........29
                  (C)      Voluntary Prepayments and Repayments............29
                  (D)      Payments on Business Days.......................30
         2.5      Term of this Agreement...................................30
         2.6      Statements...............................................30


                                        i

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         2.7      Grant of Security Interest................................30
         2.8      Capital Adequacy and Other Adjustments....................31
         2.9      Taxes.....................................................31
                  (A)      No Deductions....................................31
                  (B)      Changes in Tax Laws..............................31
                  (C)      Foreign Lenders..................................32
         2.10     Required Termination and Prepayment.......................33
         2.11     Optional Prepayment/Replacement of Agent or
                  Lenders in Respect of IncreasedCosts......................33
         2.12     Compensation..............................................33
         2.13     Booking of LIBOR Loans....................................34
         2.14     Assumptions Concerning Funding of LIBOR Loans.............34
         2.15     Fanning Cash Pledge Agreement.............................34

         SECTION 3.  CONDITIONS TO LOANS....................................34
         3.1      Conditions to Loans.......................................34
                  (A)      Closing Deliveries...............................34
                  (B)      Security Interests...............................34
                  (C)      Closing Date Availability........................35
                  (D)      Representations and Warranties...................35
                  (E)      Fees.............................................35
                  (F)      No Default.......................................35
                  (G)      Performance of Agreements........................35
                  (H)      No Prohibition...................................35
                  (I)      No Litigation....................................35
                  (J)      Consummation of the Uniforce Acquisition.  ......35
                  (K)      Uniforce Acquisition Documents.  ................36
         3.2      Additional Conditions to Loans to Fund
                  Permitted Acquisitions....................................36
         4.1      Organization, Powers, Capitalization......................36
                  (A)      Organization and Powers..........................36
                  (B)      Capitalization...................................36
         4.2      Authorization of Borrowing, No Conflict...................37
         4.3      Financial Condition.......................................37
         4.4      Indebtedness and Liabilities..............................38
         4.5      Account Warranties........................................38
         4.6      Names.....................................................38
         4.7      Locations; FEIN...........................................38
         4.8      Title to Properties; Liens................................38
         4.9      Litigation; Adverse Facts.................................38
         4.10     Payment of Taxes..........................................39
         4.11     Performance of Agreements.................................39
         4.12     Employee Benefit Plans....................................39
         4.13     Intellectual Property.....................................39
         4.14     Broker's Fees.............................................39
         4.15     Environmental Compliance..................................39


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         4.16     Solvency..................................................39
         4.17     Disclosure................................................40
         4.18     Insurance.................................................40
         4.19     Compliance with Laws......................................40
         4.20     Bank Accounts.............................................40
         4.21     Subsidiaries..............................................40
         4.22     Employee Matters..........................................41
         4.23     Governmental Regulation...................................41
         4.24     Uniforce Acquisition.  ...................................41
         4.25     Amendments to Schedules.  ................................41
SECTION 5.  AFFIRMATIVE COVENANTS...........................................41
         5.1      Financial Statements and Other Reports....................41
                  (A)      Monthly Financials...............................42
                  (B)      Quarterly Financials.............................42
                  (C)      Year-End Financials..............................42
                  (D)      Accountants' Certification and Reports...........43
                  (E)      Compliance Certificate...........................43
                  (F)      Borrowing Base Certificates, Registers
                           and Journals.....................................43
                  (G)      Reconciliation Reports and Listings and Agings...44
                  (H)      Management Report................................44
                  (I)      Government Notices...............................44
                  (J)      Events of Default, etc...........................44
                  (K)      Trade Names......................................44
                  (L)      Locations........................................45
                  (M)      Bank Accounts....................................45
                  (N)      Litigation.......................................45
                  (O)      Projections......................................45
                  (P)      Other Indebtedness Notices.......................45
                  (Q)      Other Information................................45
                  (R)      Opening Balance Sheet............................45
                  (S)      Public Filings...................................45
         5.2      Access to Accountants and Management......................46
         5.3      Inspection................................................46
         5.4      Collateral Records........................................46
         5.5      Account Covenants; Verification...........................46
         5.6      Collection of Accounts and Payments; Cash Management
                  Arrangements..............................................46
         5.7      Endorsement...............................................47
         5.8      Corporate Existence.......................................47
         5.9      Payment of Taxes..........................................48
         5.10     Maintenance of Properties; Insurance......................48
         5.11     Compliance with Laws......................................48
         5.12     Further Assurances........................................48
         5.13     Collateral Locations......................................49
         5.14     Instruments; Chattel Paper................................49
         5.15     Account Agreements........................................49


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         5.16     Use of Proceeds and Margin Security........................49
SECTION 6.  FINANCIAL COVENANTS..............................................49
         6.1      Minimum EBITDA.............................................50
         6.2      Fixed Charge Coverage......................................51

SECTION 7.  NEGATIVE COVENANTS...............................................51
         7.1      Indebtedness and Liabilities...............................51
         7.2      Guaranties.................................................52
         7.3      Transfers, Liens and Related Matters.......................52
                  (A)      Transfers.........................................52
                  (B)      Liens.............................................52
                  (C)      No Negative Pledges...............................52
                  (D)      No Restrictions on Subsidiary Distributions to
                           any Holding Party or any Borrower.................53
         7.4      Investments and Loans......................................53
         7.5      Restricted Junior Payments.................................53
         7.6      Restriction on Fundamental Changes.........................54
         7.7      Transactions with Affiliates...............................56
         7.8      Environmental Liabilities..................................56
         7.9      Conduct of Business........................................57
         7.10     Compliance with ERISA......................................57
         7.11     Tax Consolidations.........................................57
         7.12     Subsidiaries...............................................57
         7.13     Fiscal Year................................................57
         7.14     Press Release; Public Offering Materials...................57
         7.15     Bank Accounts..............................................57
         7.16     Changes Relating to Senior Notes and Senior PIK Notes......57

SECTION 8.  DEFAULT, RIGHTS AND REMEDIES.....................................58
         8.1      Event of Default...........................................58
                  (A)      Payment...........................................58
                  (B)      Default in Other Agreements.......................58
                  (C)      Breach of Certain Provisions......................58
                  (D)      Breach of Warranty................................58
                  (E)      Other Defaults Under Loan Documents...............58
                  (F)      Change in Control.................................58
                  (G)      Involuntary Bankruptcy; Appointment of
                           Receiver, etc.....................................59
                  (H)      Voluntary Bankruptcy; Appointment of
                           Receiver, etc.....................................59
                  (I)      Liens.............................................59
                  (J)      Judgment and Attachments..........................59
                  (K)      Dissolution.......................................59
                  (L)      Solvency..........................................60
                  (M)      Injunction........................................60
                  (N)      Invalidity of Loan Documents......................60
                  (O)      Failure of Security...............................60
                  (P)      Damage, Strike, Casualty..........................60
                  (Q)      Licenses and Permits..............................60


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                  (R)      Forfeiture......................................60
                  (S)      CC or COI Activities.  .........................60
                  (T)      Inactive Subsidiaries' Activities. .............61
         8.2      Suspension of Commitments................................61
         8.3      Acceleration.............................................61
         8.4      Remedies.................................................61
         8.5      Appointment of Attorney-in-Fact..........................62
         8.6      Limitation on Duty of Agent with Respect to Collateral...62
         8.7      Application of Proceeds..................................62
         8.8      License of Intellectual Property.........................63
         8.9      Waivers, Non-Exclusive Remedies..........................63

SECTION 9.  ASSIGNMENT AND PARTICIPATION...................................63
         9.1      Assignments and Participations in Loans..................63
         9.2      Agent....................................................64
                  (A)      Appointment.....................................64
                  (B)      Nature of Duties................................65
                  (C)      Rights, Exculpation, Etc........................65
                  (D)      Reliance........................................66
                  (E)      Indemnification.................................66
                  (F)      Heller Individually.............................66
                  (G)      Successor Agent.................................66
                           (1)      Resignation............................66
                           (2)      Appointment of Successor...............67
                           (3)      Successor Agent........................67
                  (H)      Collateral Matters..............................67
                           (1)      Release of Collateral..................67
                           (2)      Confirmation of Authority; Execution
                                     of Releases...........................67
                           (3)      Absence of Duty........................68
                  (I)      Agency for Perfection...........................68
                  (J)      Exercise of Remedies............................68
         9.3      Consents.................................................68
         9.4      Set Off and Sharing of Payments..........................69
         9.5      Disbursement of Funds....................................69
         9.6      Settlements, Payments and Information....................70
                  (A)      Revolving Advances and Payments; Fee Payments...70
                  (B)      Availability of Lender's Pro Rata Share.........70
                  (C)      Return of Payments..............................71
         9.7      Dissemination of Information.............................72
         9.8      Discretionary Advances...................................72

SECTION 10.  MISCELLANEOUS.................................................72
         10.1     Expenses and Attorneys' Fees.............................72
         10.2     Indemnity................................................73
         10.3     Amendments and Waivers...................................73
         10.4     Notices..................................................74
         10.5     Survival of Warranties and Certain Agreements............75


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         10.6     Indulgence Not Waiver.....................................75
         10.7     Marshaling; Payments Set Aside............................75
         10.8     Entire Agreement..........................................76
         10.9     Independence of Covenants.................................76
         10.10    Severability..............................................76
         10.11    Lenders' Obligations Several; Independent Nature of
                  Lenders' Rights...........................................76
         10.12    Headings..................................................76
         10.13    APPLICABLE LAW............................................76
         10.14    Successors and Assigns....................................77
         10.15    No Fiduciary Relationship; Limitation of Liabilities......77
         10.16    CONSENT TO JURISDICTION...................................77
         10.17    WAIVER OF JURY TRIAL......................................77
         10.18    Construction..............................................78
         10.19    Counterparts; Effectiveness...............................78
         10.20    No Duty...................................................78
         10.21    Confidentiality...........................................78

SECTION 11.  GUARANTIES.....................................................79
         11.1     Guaranty..................................................79
         11.2     Contribution with Respect to Guaranty Obligations.........79
         11.3     Obligations Absolute.  ...................................80
         11.4     WAIVER....................................................80
         11.5     Recovery..................................................81
         11.6     Liability Cumulative......................................81

                           LOAN AND SECURITY AGREEMENT


     This LOAN AND SECURITY AGREEMENT is dated as of November 26, 1997, and entered into among:

COMFORCE CORPORATION, a Delaware corporation ("CC"),
COMFORCE OPERATING, INC., a Delaware corporation ("COI"), COMFORCE COLUMBUS, INC., a New York corporation ("CCI"),
RHO ACQUISITION COMPANY, a Delaware corporation,
UNIFORCE SERVICES, INC., a New York corporation ("USI"),
(each a "Holding Party" and, collectively, "Holding Parties");

BRENTWOOD SERVICE GROUP, INC., a New York corporation ("Brentwood"), COMFORCE INFORMATION TECHNOLOGIES, INC., a Delaware corporation, COMFORCE IT ACQUISITION CORP., a Delaware corporation,
COMFORCE TECHNICAL SERVICES, INC., a Delaware corporation,
COMFORCE TELECOM, INC., a Delaware corporation,
COMPUTER CONSULTANTS FUNDING & SUPPORT, INC., a New York corporation, FORCE FIVE, INC., a Texas corporation,
LABFORCE OF AMERICA, INC., a New York corporation,
PROFESSIONAL STAFFING FUNDING & SUPPORT, INC., a New York corporation, PROJECT STAFFING SUPPORT TEAM, INC., an Arizona corporation,
PRO N.E., INC., a New York corporation,
PRO UNLIMITED, INC., a New York corporation,
RHO COMPANY INCORPORATED, a Washington corporation,
TEMPORARY HELP INDUSTRY SERVICING COMPANY, INC., a New York corporation ("THISCO"),
UNIFORCE INFORMATION SERVICES OF TEXAS, INC., a New York corporation, UNIFORCE MIS SERVICES OF GEORGIA, INC., a Georgia corporation,
UNIFORCE PAYROLLING SERVICES, INC., a New York corporation,
UNIFORCE STAFFING SERVICES, INC., a New York corporation,
USSI-NE CORP., a New York corporation,
UTS OF DELAWARE, INC., a Delaware corporation,
(each a "Borrower" and, collectively, "Borrowers");

BRANNON & TULLY, INC., a Georgia corporation,
E.O. OPERATIONS CORP., a New York corporation,
E.O. SERVICING CO., INC., a New York corporation,
MONTARE INTERNATIONAL, INC., a Texas corporation,
STAFFING INDUSTRY FUNDING & SUPPORT, INC., a New York corporation, SUMTEC CORPORATION, a Delaware corporation,
TEMPFUNDS INTERNATIONAL, INC., a New York corporation,
THISCO OF CANADA, INC., a New York corporation,
UNIFORCE INFORMATION SERVICES, INC., a New York corporation,
UNIFORCE MEDICAL OFFICE SUPPORT, INC., a New York corporation,
USI INC. OF CALIFORNIA, a California corporation, corporation,

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UTS CORP. OF MINNESOTA, a Minnesota corporation,
(each an "Inactive Subsidiary" and, collectively, "Inactive Subsidiaries");

     The financial institution(s) listed on the signature pages hereof and their
respective   successors   and  assigns  (each  a  "Lender"  and,   collectively,
"Lenders"); and

     HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "Heller"), with offices at 500 West Monroe, Chicago, Illinois 60661, for itself as a Lender and as Agent.

     WHEREAS, all capitalized terms used herein are defined in Section 1 of this Agreement;

     WHEREAS, Holding Parties and Borrowers desire that Lenders extend a credit facility to Borrowers to refinance certain indebtedness of Holding Parties and Borrowers, to provide working capital financing and to provide funds for Permitted Acquisitions (other than the Uniforce Acquisition) and other general corporate purposes; and

     WHEREAS, Borrowers desire to secure their obligations under the Loan Documents by granting to Agent, for the benefit of Lenders, a security interest in and lien upon certain of their property; and

     WHEREAS, Holding Parties (other than CC), all Borrowers and all Inactive Subsidiaries (each referred to herein individually as a "Corporate Guarantor" and collectively as "Corporate Guarantors") are willing to guaranty all of the obligations of Borrowers to Agent and Lenders under the Loan Documents and to grant to Agent, for benefit of Lenders, a security interest in and lien upon certain property of the Corporate Guarantors to secure such guaranties;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Holding Parties, Borrowers, the Corporate Guarantors, Agent and Lenders agree as follows:


                             SECTION 1. DEFINITIONS

     1.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

     "Account Agreements" means all agreements pursuant to which Purchased Accounts are purchased or Service Fee Accounts are generated.

     "Accounts" means all "accounts" (as defined in the UCC), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by any Borrower arising or resulting from the sale of goods or the rendering of services.

     "Account Seller" means, in the case of any Purchased Account, the Person from whom such Purchased Account was purchased and, in the case of any Service Fee Account, means the independent supplemental staffing firm which provided the services creating such Service Fee Account.

     "Acquisition Costs" means the price, cost and expenses payable in connection with a Permitted Acquisition (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith).

     "Adjustment Date" means, beginning on March 1, 1999, the first day of each March, June, September or December next succeeding the date on which Agent received the financial statements required to be delivered pursuant to subsection 5.1(B) for the most recently completed Fiscal Quarter, together with the Compliance Certificate and the Applicable Margin Report required to be delivered pursuant to subsection 5.1(E) with such financial statement; provided that if CC shall on or prior to September 30, 1998 consummate an offering for cash of its common stock, or options, warrants or rights with respect to its common stock, and shall concurrently apply the cash proceeds of such transaction (less discounts and expenses related thereto) to the reduction of outstanding Indebtedness of CC, COI or any Borrower, then the first Adjustment Date shall be the first to occur of the first day of June, September or December of 1998 immediately following the later of (i) May 31, 1998 or (ii) the date of consummation of such offering, provided that the Agent shall have received financial statements for the Fiscal Quarter in which such consummation occurred that are required to be delivered pursuant to subsection 5.1(B), together with the Compliance Certificate and Applicable Margin Report required to be delivered pursuant to subsection 5.1(E) with such financial statements; and, provided further, that if the occurrence of the first Adjustment Date pursuant to the terms of the preceding proviso would result in a higher Applicable Base Rate Margin or Applicable LIBOR Margin than was in effect immediately prior thereto, then, notwithstanding the definitions thereof set forth below, the Applicable Base Rate Margin or Applicable LIBOR Margin shall remain in effect (it being understood and agreed that, in the event of the applicability of the preceding proviso, the first Adjustment Date on which the Applicable Base Rate Margin or the Applicable LIBOR Margin may be increased, is March 1, 1999).

     "Affected Lender" has the meaning assigned to such term in subsection 2.11.

     "Affiliate" means any Person (other than Agent or Lender): (a) directly or indirectly controlling, controlled by, or under common control with, any Loan Party; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in any Holding Party or any Borrower; (c) five percent (5%) or more of whose stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by any Holding Party or any Borrower; or (d) which has a senior executive officer who is also a senior executive officer of any Holding Party or any Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

     "Agent" means Heller in its capacity as agent for Lenders under the Loan Documents and any successor in such capacity appointed pursuant to subsection 9.2.

     "Agent's Account" means ABA No. 0710-0001-3, Account No. 52-98695 at First National Bank of Chicago, One First National Plaza, Chicago, IL 60670,
Reference: Heller Business Credit for the benefit of Comforce.

     "Agreement" means this Loan and Security Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

     "Allocable Amount" has the meaning assigned to such term in subsection 11.2(B).

     "Applicable Base Rate Margin" means, at any date, the applicable percentage set forth below opposite the Level of Leverage Ratio as of such date:


               Level of Leverage Ratio              Applicable Base Rate Margin
               -----------------------              ---------------------------
Level I: Leverage Ratio is equal to or less                -.25%
               than 4.00 to 1
Level II: Leverage Ratio is greater than 4.00 to
    1 but less than or equal to 4.50 to 1                  .00%
Level III:  Leverage Ratio is greater than 4.50
   to 1 but less than or equal to 5.50 to 1                .25%
Level IV: Leverage Ratio is greater than 5.50 to           .50%
    1 but less than or equal to 6.00 to 1
Level V: Leverage Ratio is greater than 6.00 to            .75%
                         1

; provided that (a) the Applicable Base Rate Margin shall be that set forth above opposite Level IV from the Closing Date until the first Adjustment Date occurring after the Closing Date, (b) the Applicable Base Rate Margin determined for any Adjustment Date shall remain in effect until a subsequent Adjustment Date for which the Leverage Ratio falls within a different Level, and (c) if the financial statements, the related Compliance Certificate and the Applicable Margin Report for any fiscal period are not delivered by the date due pursuant to subsections 5.1(B), 5.1(C) and 5.1(E), the Applicable Base Rate Margin shall be that set forth above opposite Level V until the next subsequent Adjustment Date.

     "Applicable LIBOR Margin" means, at any date, the applicable percentage set forth below opposite the Level of Leverage Ratio as of such date:

                Level of Leverage Ratio               Applicable LIBOR Margin
                -----------------------               -----------------------

Level I: Leverage Ratio is equal to or less                      1.50%
                 than 4.00 to 1
Level II: Leverage Ratio is greater than 4.00 to 1
       but less than or equal to 4.50 to 1                       1.75%
Level III:  Leverage Ratio is greater than 4.50 to 1
       but less than or equal to 5.50 to 1                       2.00%
Level IV: Leverage Ratio is greater than 5.50 to 1               2.25%
       but less than or equal to 6.00 to 1
Level V: Leverage Ratio is greater than 6.00 to 1                2.50%

; provided that (a) the Applicable LIBOR Margin shall be that set forth above opposite Level IV from the Closing Date until the first Adjustment Date occurring after the Closing Date, (b) the Applicable LIBOR Margin determined for any Adjustment Date shall remain in effect until a subsequent Adjustment Date for which the Leverage Ratio falls within a different Level, and (c) if the financial statements, the related Compliance Certificate and Applicable Margin Report for any fiscal period are not delivered by the date due pursuant to subsections 5.1(B), 5.1(C) and 5.1(E), the Applicable LIBOR Margin shall be that set forth above opposite Level V until the next subsequent Adjustment Date.

     "Applicable Margin Report" has the meaning assigned to such term in subsection 5.1(E).

     "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any or all of the assets of any Holding Party, any Borrower or any of their respective Subsidiaries.

     "Assignment and Assumption Agreement" means an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Commitments and other interests under this Agreement and the other Loan Documents substantially in the form of Exhibit A.

     "Availability Trigger Event" shall be deemed to have occurred on each day, if any, after the Closing Date on which the Unused Availability shall have been less than $12,500,000 for the five consecutive days immediately preceding such day.

     "Bank Letter of Credit" means each letter of credit issued by a bank acceptable to and approved by Agent for the account of any Borrower and supported by a Risk Participation Agreement.

     "Base Rate" means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime

Loan rate or its equivalent, or (b) the Federal Funds Effective Rate plus one-half of one percent (.50%). The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank, or their successors (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

     "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate.

     "Blocked Accounts" has the meaning assigned to that term in subsection 5.6

     "Blocked Account Agreements" has the meaning assigned to such term in subsection 5.6.

     "Borrower" and "Borrowers" have the meanings assigned to such terms in the preamble to this Agreement.

     "Borrowing Base" has the meaning assigned to such term in subsection 2.1(A)(2).

     "Borrowing Base Certificate" means a certificate and assignment schedule duly executed by an officer of Borrower Representative appropriately completed and in substantially the form of Exhibit B.

     "Borrower Representative" has the meaning assigned to such term in subsection 2.1(H).

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois or Pennsylvania or is a day on which banking institutions located in either such state are closed, or for the purposes of LIBOR Loans only, a day on which commercial banks are open for dealings in Dollar deposits in the London, England (U.K.) market.

     "Capital Expenditures" means all expenditures (including deposits) for, or contracts for expenditures (excluding contracts for expenditures under or with respect to Capital Leases, but including cash down payments for assets acquired under Capital Leases) with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

     "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

     "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof; (b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank; and (d) compensating balances with and deposits in banks to the extent required to maintain payroll accounts with such banks.

     "Closing Date" means November 26, 1997.

     "Collateral" has the meaning assigned to that term in subsection 2.7.

     "Collecting Banks" has the meaning assigned to that term in subsection 5.6.

     "Commitment" or "Commitments" means the commitment or commitments of Lenders to make Loans as set forth in subsection 2.1(A) and to provide Lender Letters of Credit as set forth in subsection 2.1(F).

     "Compliance Certificate" means a certificate duly executed by the chief executive officer or chief financial officer of Holding Parties and Borrowers appropriately completed and in substantially the form of Exhibit C.

     "Corporate Guarantor" and "Corporate Guarantors" have the meanings assigned to such terms in the preamble to this Agreement.

     "Corporate Overhead" means payments made in cash by CC or COI in connection with the supervision and management of the businesses and operations of
Borrowers including, without limitation, in respect of compensation for executive officers and other employees of CC and/or COI who participate in such supervision and management, and financial, accounting, legal, computer service, insurance and other similar payments made in cash relating thereto, in all such cases being reasonable in amount.

     "Default" means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid by such Lender to Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the issuer of a Lender Letter of Credit to purchase any participation in such Lender Letter of Credit, and (b) Agent to reimburse Agent for the amount of any Loan made by Agent for the account of such Lender.

     "Defaulting Lender" means, at any time, any Lender that, at such time, owes a Defaulted Amount.

     "Default Rate" has the meaning assigned to that term in subsection 2.2.

     "EBITDA" means, for any period, without duplication, the total of the following for Holding Parties, Borrowers and their respective Subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP; plus, to the extent included in the calculation of net income, (2) the sum of (a) income and franchise taxes paid or accrued; (b) Interest Expenses, net of interest income (but excluding service revenues and fees relating to the financing of the accounts receivable of third-party, non-affiliated entities engaged in the provision of temporary personnel services), paid or accrued; (c) interest paid in kind; (d) amortization and depreciation and (e) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); less, to the extent included in the calculation of net income, (3) the sum of (a) the income of any Person (other than wholly-owned Subsidiaries of Holding Parties) in which Holding Parties or Borrowers or a wholly owned Subsidiary of a Holding Party or a Borrower has an ownership interest except to the extent such income is received by a Holding Party or a Borrower or such wholly-owned Subsidiary in a cash distribution during such period; (b) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (c) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses.

     "Eligible Accounts" has the meaning assigned to that term in subsection 2.1(B).

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

     "Environmental   Claims"   means   claims,   liabilities,   investigations,
litigation,   administrative  proceedings,   judgments  or  orders  relating  to
Hazardous Materials.

     "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

     "Equipment" means all "equipment" (as defined in the UCC), including, without limitation, all furniture, furnishings, fixtures, machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "ERISA Affiliate", as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

     "Event of Default" means each of the events set forth in subsection 8.1.

     "Fanning Cash Pledge Agreement" means that certain cash collateral pledge agreement between John Fanning and Agent, dated of even date herewith.

     "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Federal Reserve Bank of New York or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Agent from three Federal funds brokers of recognized standing selected by Agent.

     "Fee Letter" means that certain letter agreement between COI and Agent, dated of even date herewith relating to fees.

     "Fiscal Quarter" has the meaning assigned to such term in the definition of Fiscal Year.

     "Fiscal Year" means each twelve month period ending on the last day of December in each year (with quarterly accounting periods ending on or about March 31, June 30, September 30 and December 31 of each Fiscal Year (each a "Fiscal Quarter").

     "Fixed Charge Coverage" means, for any period, Operating Cash Flow divided by Fixed Charges.

     "Fixed Charges" means, for any period, and each calculated for such period (without duplication), (a) Interest Expenses paid or accrued by Holding Parties, Borrowers and their respective Subsidiaries; plus (b) scheduled payments of principal with respect to all Indebtedness of Holding Parties, Borrowers and their respective Subsidiaries; plus (c) any provision for (to the extent it is greater than zero) income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes; plus (d) payment of deferred taxes accrued in any prior period; plus (e) Restricted Junior Payments made during such period (to the extent not added to net income for the purposes of calculating EBITDA for such period).

     "Funded Debt" means Indebtedness which matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of the debtor, to a date more than one year from such date or arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date including, without limitation, all amounts of Funded Debt required to be paid or prepaid within one year from the date of determination.

     "Funding Date" means the date of each funding of a Loan or issuance of a Lender Letter of Credit.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

     "Guarantor Payment" has the meaning assigned to such term in subsection 11.2(A).

     "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

     "Inactive  Subsidiary"  and  "Inactive   Subsidiaries"  have  the  meanings
assigned to such terms in the preamble to this Agreement.

     "Indebtedness", as applied to any Person, means without duplication: (a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non recourse to the credit of that Person; (f) obligations in respect of letters of credit; and (g) any advances under any factoring arrangement.

     "Intangible Assets" means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, Intellectual Property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds.

     "Intellectual Property" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

     "Intellectual Property Assignment" means the intellectual property assignment to be executed and delivered by each Loan Party, in a form reasonably acceptable to Agent, as such agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Intercompany Indebtedness" means, with respect to any Holding Party, any Borrower or any of their respective Subsidiaries, all assets and liabilities howsoever arising, which are due to such Person from, or which are due from such Person to, or which may otherwise arise from any transactions by such Person with a Holding Party, a Borrower or a Subsidiary.

     "Interest Expenses" means, without duplication, for any period, the following, for Holding Parties, Borrowers and their respective Subsidiaries each calculated for such period: interest expenses deducted in the determination of net income (excluding (i) the amortization of fees and costs with respect to the transactions contemplated by this Agreement, the Senior Notes Indenture and the Senior PIK Notes which have been capitalized as transaction costs in accordance with the provisions of subsection 1.2; and (ii) interest paid in kind).

     "Interest  Period"  has the  meaning  assigned  to such term in  subsection
2.2(B).

     "Interest Rate" has the meaning assigned to such term in subsection 2.2(A).

     "Inventory" means all "inventory" (as defined in the UCC), including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business, and goods which are returned or repossessed.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "Lender" or "Lenders" has the meaning assigned to such term in the preamble to this Agreement.

     "Lender Letter of Credit" has the meaning assigned to such term in subsection 2.1(F).

     "Letter of Credit Liability" means, all reimbursement and other liabilities of Borrowers with respect to each Lender Letter of Credit, whether contingent or otherwise, including: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by any Lender issuing a Lender Letter of Credit or any bank issuing a Bank Letter of Credit to the extent not reimbursed; and (c) all unpaid interest, fees and expenses related thereto.

     "Letter of Credit Reserve" means, at any time, an amount equal to (a) the aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at such time plus, without duplication, (b) the aggregate amount theretofore paid by Agent or any Lender under Lender Letters of Credit and not debited to the Loan Account pursuant to subsection 2.1(F)(2) or otherwise reimbursed by Borrowers.

     "Leverage Ratio" means, for any Adjustment Date or other date of determination, the ratio of (a) Funded Debt on the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered (or were required to be delivered) pursuant to subsection 5.1(B) or 5.1(C) to
(b) EBITDA for the four Fiscal Quarters most recently ended for which financial statements have been delivered (or were required to be delivered) pursuant to subsection 5.1(B) or 5.1(C); provided, however, that, for purposes of this definition: (i) "Funded Debt" shall exclude the Senior PIK Notes until such date as any interest shall for the first time be paid in cash thereon; and (ii) for any such period of four Fiscal Quarters ending prior to December 31, 1998, the EBITDA of USI and its Subsidiaries for the portion of such period that preceded the Closing Date shall be included in the calculation of EBITDA for such period.

     "Liabilities" shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

     "LIBOR" means, for each Interest Period, a rate of interest equal to:

     (a) the rate of interest determined by Agent at which deposits in Dollars for the relevant Interest Period are offered based on information presented on the Reuters Screen LIBOR Page as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided that if at least two such offered rates appear on the Reuters Screen LIBOR Page in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; provided further that if Reuters ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Agent at which deposits in Dollars are offered for the relevant Interest Period by Bankers Trust Company, The Chase Manhattan Bank, or its successors to prime banks in the London interbank market as of 11:00 A.M. (London time) on the applicable interest rate determination date, divided by

     (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System:

(such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%).

     "LIBOR Loans" means at any time that portion of the Loans bearing interest at rates determined by reference to LIBOR.

     "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Loan" or "Loans" means an advance or advances under the Revolving Loan Commitment.

     "Loan Documents" means this Agreement, the Notes, the Intellectual Property Assignment, the Pledge Agreement, the Fanning Cash Pledge Agreement, and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for Agent or any Lender in connection with the Loans, any Lender Letter of Credit, and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

     "Loan Party" means each of Holding Parties, Borrowers, their respective Subsidiaries, Corporate Guarantors, and any other Person (other than Agent or any Lender) which is or becomes a party to any Loan Document (collectively, referred to as the "Loan Parties").

     "Loan Year" means each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

     "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, prospects, properties, assets or condition (financial or otherwise) of any Loan Party on an individual basis or taken as a whole or (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Agent or any Lender to enforce or collect any of the Obligations.

     "Maximum Revolving Loan Amount" has the meaning assigned to that term in subsection 2.1(A)(1).

     "Net Worth" means, as of any date, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) calculated in conformity with GAAP.

     "Notes" means the Revolving Notes.

     "Notice of Borrowing" has the meaning assigned to such term in subsection 2.1(C).

     "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent or to any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness (whether incurred before or after the Termination Date), accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable including, without limitation, all interest, fees, cost and expenses accrued or incurred after the filing of any petition under any bankruptcy or insolvency law.

     "Operating Cash Flow" means, for any period, (a) EBITDA less (b) Capital Expenditures and less (c) the aggregate amount of contingent and "earnout" payments for which any Loan Party is obligated as of the Closing Date and, in addition, in respect of any Permitted Acquisition, that are paid in cash during such period; provided that any such payments referred to in this clause (c) made after the Closing Date and prior to October 1, 1998 shall be deemed made in the Fiscal Quarter ending December 31, 1998.

     "Permitted Acquisition" has the meaning assigned to such term in subsection 7.6(B).

     "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges: (x) not yet due and payable; or (y) due and payable that are being contested in good faith by appropriate proceedings, provided that, in the case of Liens under this clause (y), a reserve against the Borrowing Base shall have been established in the amount of the claims for any such taxes, assessments or other governmental charges; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries; (e) Liens for purchase money obligations, provided that (i) the Indebtedness secured by any such Lien is permitted under subsection 7.1 and
(ii) such Lien encumbers only the asset so purchased; (f) Liens in favor of Agent, on behalf of Lenders; and (g) Liens set forth on Schedule 1.1(B).

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Pledge Agreement" means each stock pledge agreement executed and delivered by each Loan Party (other than CC) that has a Subsidiary in favor of Agent, on behalf of Lenders, in form and substance satisfactory to Agent.

     "Pro Forma" means the unaudited consolidated and consolidating balance sheet of CC, COI and USI as of the Closing Date after giving effect to the transactions contemplated by this Agreement. The Pro Forma is annexed hereto as
Schedule 1.1(B).

     "Pro Rata Share" means (a) with respect to matters relating to a particular Commitment of a Lender, the percentage obtained by dividing (i) such Commitment of that Lender by (ii) all such Commitments of all Lenders and (b) with respect to all other matters, the percentage obtained by dividing (i) the Total Loan Commitment of a Lender by (ii) the Total Loan Commitments of all

Lenders, in either case as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1; provided, however, if any Commitment is terminated pursuant to the terms hereof, then "Pro Rata Share" means the percentage obtained by dividing (x) the aggregate amount of such Lender's outstanding Loans related to such Commitment by (y) the aggregate amount of all outstanding Loans related to such Commitment.

     "Projections" means the Holding Parties' and the Borrowers' forecasted: (a) consolidated balance sheets; (b) consolidated and consolidating profit and loss statements; (c) consolidated cash flow statements; (d) capitalization statements; and (e) consolidated and consolidating schedule of Indebtedness, all prepared on a division by division and Subsidiary by Subsidiary basis and otherwise consistent with such Holding Party's and such Borrower's financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "Purchased Accounts" means those Accounts of Persons engaged in the business of providing temporary employment personnel to clients, which Accounts have been purchased by Borrowers from such Persons in the ordinary course of Borrowers' business.

     "Reconciliation Report" means a report duly executed by the chief executive officer or chief financial officer of Borrower Representative appropriately completed and in substantially the form of Exhibit 1.1(C).

     "Requisite Lenders" means Lenders holding or being responsible for fifty-one percent (51%) or more of the sum of (a) outstanding Loans, (b) outstanding Letter of Credit Liability and (c) unutilized Commitments; provided, that at any time during which there are only two (2) Lenders, "Requisite Lenders" shall mean both Lenders; provided, however, that solely for purposes of subsection 10.3(A), with respect to any amendment, modification, termination or waiver of any provision of subsection 7.6(B) or (C) or any consent to any departure by any Loan Party therefrom to be signed by "Requisite Lenders", this definition of Requisite Lenders shall be deemed modified to the extent that such 51% shall increase to sixty-six and two-thirds percent (66.66%).

     "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of a Holding Party, a Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely with shares of the class of stock on which such dividend is declared; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Indebtedness subordinated in right of payment to the Obligations or any shares of any class of stock of a Holding Party, a Borrower or any of its Subsidiaries now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of a Holding Party, a Borrower or any of its Subsidiaries now or hereafter outstanding; and (d) any payment by a Holding Party, a Borrower or any of its Subsidiaries of any management fees, consulting fees or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.

     "Revolving Advance" means each advance made by Lender(s) pursuant to subsection 2.1(A).

     "Revolving Loan" means the outstanding balance of all Revolving Advances and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

     "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make Revolving Advances pursuant to subsection 2.1(A), and to purchase participations in Lender Letters of Credit pursuant to subsection 2.1(F) in the aggregate amount set forth on the signature page of this Agreement (or any amendment to this Agreement) opposite such Lender's signature or in the most recent Assignment and Assumption Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Advances and to purchase participations in Lender Letters of Credit.

     "Revolving Note" means each promissory note of Borrowers in a form reasonably acceptable to Agent, issued pursuant to subsection 2.1(D).

     "Risk Participation Agreement" has the meaning assigned to that term in subsection 2.1(F).

     "Senior Debentures Indenture" means the Indenture dated as of November 26, 1997, by and between CC and The Bank of New York, as Trustee, executed and delivered by the parties thereto in connection with the issuance of the Senior PIK Notes.

     "Senior Notes" means COI's 12% Senior Notes due 2007 in the aggregate principal amount of $110,000,000 issued under and pursuant to the Senior Notes Indenture.

     "Senior Notes Indenture" means the Indenture dated as of November 26, 1997, by and between COI and Wilmington Trust Company, as Trustee, executed and delivered by the parties thereto in connection with the issuance of the Senior Notes.

     "Senior PIK Notes" means CC's 15% Senior Secured PIK Notes due 2009 in the aggregate principal amount of $20,000,000 issued under and pursuant to the Senior Debentures Indenture.


     "Service Fee Accounts" means those Accounts of Borrowers arising under service agreements entered into by Borrowers with independent supplemental staffing firms in the ordinary course of business.

     "Settlement Date" has the meanings assigned to that term in subsection 9.6(A)(2).

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof.

     "Target" means, with respect to any Permitted Acquisition, any Person whose assets and business are being acquired pursuant to such Permitted Acquisition.

     "Termination Date" means November 26, 2002.

     "Total Loan Commitment" means as to any Lender the aggregate commitments of such Lender with respect to its Revolving Loan Commitment.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute.

     "Uniforce Acquisition" means the transactions contemplated by the Uniforce Acquisition Documents.

     "Uniforce Acquisition Agreement" means the Agreement and Plan of Merger dated as of August 13, 1997, by and among CC, CCI, and USI.

     "Uniforce  Acquisition   Documents"  means,   collectively,   the  Uniforce
Acquisition Agreement and all documents, instruments and agreements delivered in connection therewith.

     "Unused Availability" means, as of any date, the amount (if any) by which the Maximum Revolving Loan Amount exceeds the Revolving Loan.

     1.2 Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent or any Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Holding Parties, Borrowers and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Holding Parties, Borrowers and their respective Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Holding Parties, Borrowers and the other Loan Parties and Requisite Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Holding Parties and Borrowers shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Holding Parties, Borrowers and their respective Subsidiaries; (b) changes in accounting principles recommended by Holding Parties' or Borrowers' certified public accountants; and (c) changes in carrying value of any Holding Parties', any Borrowers' or any of their respective Subsidiaries' assets, liabilities or equity accounts resulting from
(i) the application of purchase
accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Uniforce Acquisition or any other Permitted Acquisitions or (ii) any other adjustments in excess of $350,000 in the aggregate that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

     1.3 Other Definitional Provisions. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.


                         SECTION 2. LOANS AND COLLATERAL

     2.1 Loans.

     (A) Revolving Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Holding Parties, Borrowers and the other Loan Parties set forth herein and in the other Loan Documents, each Lender, severally, agrees to lend to Borrowers from time to time its Pro Rata Share of each Revolving Advance. The aggregate amount of all Revolving Loan Commitments shall not exceed at any time $75,000,000 to all Borrowers less any reductions pursuant to subsection 2.4(B). Notwithstanding the foregoing, the portion of the Revolving Loan attributable to any Borrower at any time plus the Letter of Credit Liability of such Borrower at such time, but only in respect of any Letter of Credit issued on behalf of such Borrower (together with the aggregate amount theretofore paid by Agent or any Lender in respect of any Letter of Credit issued on behalf of such Borrower and not debited to the Loan Account or otherwise reimbursed by such Borrower) shall not exceed that portion of the Borrowing Base attributable to such Borrower. Amounts borrowed under this subsection 2.1(A) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or (ii) the Termination Date. Except as otherwise provided herein, no Lender shall have any obligation to make an advance under this subsection 2.1(A) to the extent such advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

          (1) "Maximum Revolving Loan Amount" means, as of any date of determination, the lesser of (a) the Revolving Loan Commitment(s) of all Lenders minus the Letter of Credit Reserve and (b) the Borrowing Base minus the Letter of Credit Reserve.

          (2) "Borrowing Base" means, as of any date of determination, an amount equal to eighty-five (85%) of Eligible Accounts less such reserves as Agent in its reasonable discretion may elect to establish.

     (B) Eligible Accounts.

     "Eligible Accounts" means, as at any date of determination, the aggregate of all Accounts that Agent, in its reasonable judgment, deems to be eligible for borrowing purposes (provided, that Agent shall give Borrower Representative reasonably prompt notice following any determination by Agent to exclude any Accounts from Eligible Accounts based on criteria other than those set forth below, which notice shall include, subject to confidentiality constraints as determined by Agent in its sole discretion, the basis for such determination by Agent). Without limiting the generality of the foregoing, unless otherwise agreed by Agent, the following Accounts are not Eligible Accounts:

          (1) Accounts which, at the date of issuance of the respective invoice therefor, were payable more than forty-five (45) days after the date of issuance of such invoice;

          (2) Accounts which (x), in the case of Accounts other than Accounts owing by those customers identified on Schedule 2.1(B), remain unpaid for more than ninety (90) days after the date of issuance of the original invoice, and (y) in the case of Accounts identified on Schedule 2.1(B), remain unpaid for more than one hundred twenty (120) days after the date of issuance of the original invoice; it being understood that Agent may, in its sole discretion, add account debtors requested by either Borrower Representative to, or delete account debtors from, Schedule 2.1(B);

          (3) Accounts which are otherwise eligible with respect to which the account debtor is owed a credit by any Borrower, but only to the extent of such credit;

          (4) Accounts due from a customer whose principal place of business is located outside the United States of America or Canada unless such Account is backed by a letter of credit, in form and substance acceptable to Agent and issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof, that is acceptable to Agent; provided that such letter of credit has been delivered to Agent as additional collateral;

          (5) Accounts due from a customer which Agent has notified Borrower Representative does not have a satisfactory credit standing;

          (6) Accounts in excess of an aggregate face amount of $500,000 with respect to which the customer is the United States of America, any state or any municipality, or any department, agency or instrumentality thereof unless the applicable Borrower has, with respect to such Accounts, complied with the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any applicable statute or municipal ordinance of similar purpose and effect;

          (7) Accounts with respect to which the customer is an Affiliate of any Borrower or a director, officer, agent, stockholder or employee of any Borrower or any of its Affiliates;

          (8) Accounts due from a customer if (x) in the case of any account debtor other than those account debtors identified on Schedule 2.1(B), more than fifty percent (50%) of the aggregate amount of Accounts of such customer owing to any Borrower or in the aggregate to all Borrowers have at the time remained unpaid for more than ninety (90) days after the date of issuance of the original invoice date; and (y) in the case of those account debtors identified on Schedule 2.1(B), more than twenty-five percent (25%) of the aggregate amount of the Accounts of such account debtor owing to any Borrower or in the aggregate to all Borrowers have at the time remained unpaid for more than one hundred twenty (120) days after the date of the issuance of the original invoice.

          (9) Accounts with respect to which there is any unresolved dispute with the respective customer (but only to the extent of such dispute);

          (10) Accounts evidenced by an "instrument" or "chattel paper" (as defined in the UCC) not in the possession of Agent, on behalf of Lenders;

          (11) Accounts with respect to which Agent, on behalf of Lenders, does not have a valid, first priority and fully perfected security interest;

          (12) Accounts subject to any Lien except those in favor of Agent, on behalf of Lenders;

          (13) Accounts with respect to which any Holding Party or any Borrower has received notice that the customer is the subject of any bankruptcy or other insolvency proceeding;

          (14) Accounts due from a customer to the extent that such Accounts exceed in the aggregate an amount equal to fifteen percent (15%) of the aggregate of all Accounts at said date;

          (15) Accounts with respect to which the customer's obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

          (16) From and after the date which is thirty (30) days after the Closing Date, any Account with respect to which the customer is located in New Jersey or Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the Borrower holding such Account has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

          (17) Accounts with respect to which the customer is a creditor of any Borrower; provided, however, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by Borrowers to such Person;

          (18) Purchased Accounts and Service Fee Accounts in which a first priority perfected security interest has not been obtained (and continuously maintained) by any Borrower to evidence and perfect its ownership of such Accounts;

          (19) Purchased Accounts and Service Fee Accounts with respect to which any portion thereof has been charged back to the applicable Account Seller; and

          (20) Purchased Accounts and Service Fee Accounts with respect to which Agent has not received copies of lien search results indicating the applicable Borrower as having a first priority perfected ownership interest in each such Account, subject to no Liens except those in favor of Agent, on behalf of Lenders.

     (C) Borrowing Mechanics. (1) LIBOR Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount. (2) On any day when any Borrower desires an advance under this subsection 2.1, Borrower Representative shall give Agent telephonic notice of the proposed borrowing by 11:00 a.m. Central time on the Funding Date of a Base Rate Loan and three (3) Business Days in advance of the Funding Date of a LIBOR Loan, which notice shall also specify the proposed Funding Date (which shall be a Business Day), whether such Loans shall consist of Base Rate Loans or LIBOR Loans, and for LIBOR Loans the Interest Period applicable thereto, and the name(s) of Borrower(s) on whose behalf such Loans are being requested. Any such telephonic notice shall be confirmed in writing on the same day by delivery by one or both of the Borrower Representatives of a Notice of Borrowing in the form of Exhibit E annexed hereto. Neither Agent nor Lender shall incur any liability to any Borrower for acting upon any telephonic notice Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to convey such notice on behalf of a Borrower or for otherwise acting in good faith under this subsection 2.1(C). Neither Agent nor Lender will make any advance pursuant to any telephonic notice unless Agent has also received the most recent Borrowing Base Certificate and all other documents required under subsection 5.1 by 11:00 a.m. Central time. Each Revolving Advance shall be deposited by wire transfer in immediately available funds in such account as Borrower Representative may from time to time designate to Agent in writing. The becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest and fees shall be deemed irrevocably to be a request by Borrowers or Borrower Representative for a Base Rate

Revolving Loan on the due date of, and in the amount required to pay, such principal, accrued interest and fees, and the proceeds of each such Revolving Advance if made by Agent or any Lender shall be disbursed by Agent or such Lender by way of direct payment of the relevant obligation.

     (D) Notes. Borrowers shall jointly and severally execute and deliver to each Lender with appropriate insertions a Revolving Note to evidence such Lender's Revolving Loan Commitment. In the event of an assignment under subsection 9.1, Borrowers shall, upon surrender of the assigning Lender's Note, issue new Notes to reflect the interest held by the assigning Lender and its assignee.

     (E) Evidence of Revolving Loan Obligations. Each Revolving Advance shall be evidenced by this Agreement, the Revolving Note, and notations made from time to time by Agent in its books and records, including computer records. Agent shall record in its books and records, including computer records, the principal amount of the Revolving Loan owing to each Lender from time to time. Agent's books and records shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by Agent to make any such notation or record shall not affect the obligations of Borrowers to Lenders with respect to the Revolving Loans.

     (F) Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Holding Parties, Borrowers and the other Loan Parties, the Revolving Loan Commitments may, in addition to Revolving Advances, be utilized, upon the request of Borrower Representative, for (i) the issuance of letters of credit by Agent; or with Agent's consent any Lender, or (ii) the issuance by Agent of risk participations (a "Risk Participation Agreement") to banks to induce such banks to issue letters of credit for the account of any Borrower (each of (i) and (ii) above a "Lender Letter of Credit"). Each Lender shall be deemed to have purchased a participation in each Lender Letter of Credit issued on behalf of any Borrower in an amount equal to its Pro Rata Share thereof. In no event shall any Lender Letter of Credit be issued to the extent that the issuance of such Lender Letter of Credit would cause the sum of the Letter of Credit Reserve (after giving effect to such issuance) plus the Revolving Loan to exceed the lesser of (x) the Borrowing Base and (y) the Revolving Loan Commitment. Notwithstanding the foregoing, in no event shall any Lender Letter of Credit be issued on behalf of any Borrower to the extent that the issuance of such Lender Letter of Credit would cause the sum of the Revolving Loan outstanding to such Borrower plus the Letter of Credit Liability of such Borrower (together with the aggregate amount theretofore paid by Agent or any Lender in respect of any Letter of Credit issued on behalf of such Borrower and not debited to the Loan Account or otherwise reimbursed by such Borrower) to exceed that portion of the Borrowing Base attributable to such Borrower.

          (1) Maximum Amount. The aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at any time shall not exceed $10,000,000.

          (2) Reimbursement. Borrowers shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Agent or the issuer for any amounts paid with respect to a Lender Letter of Credit including all fees, costs and expenses paid to any bank that issues a Bank Letter of Credit. Borrowers hereby authorize and direct Agent, at Agent's option, to debit each Borrower's account (by increasing the principal balance of the Revolving Loan) in the amount of any payment made with respect to any Lender Letter of Credit issued for the account of such Borrower. All amounts paid with respect to any Lender Letter of Credit that are not immediately repaid by Borrowers with the proceeds of a Revolving Advance or otherwise shall bear interest at the Default Rate applicable to Base Rate Revolving Loans. In the event that Borrowers shall fail to reimburse Agent on the date of any payment under a Lender Letter of Credit in an amount equal to the amount of such payment, Agent shall promptly notify each Lender of the unreimbursed amount of such payment together with accrued interest thereon and each Lender, on the next
     Business Day, shall deliver to Agent an amount equal to its respective participation in same day funds. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in
     Section 3. In the event any Lender fails to make available to Agent the amount of such Lender's participation in such Lender Letter of Credit, Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.

          (3) Conditions of Issuance. In addition to all other terms and conditions set forth in this Agreement, the issuance of any Lender Letter of Credit shall be subject to the satisfaction of all conditions applicable to Revolving Advances, and the conditions that the letter of credit be in such form, be for such amount, contain such terms and support such transactions as are reasonably satisfactory to Agent. The expiration date of each Lender Letter of Credit shall be on a date which is at least thirty
     (30) days prior to the Termination Date.

          (4) Request for Letters of Credit. Borrower Representative shall give Agent at least three (3) Business Days prior notice specifying the date a Lender Letter of Credit is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the letter of credit being requested.

     (G) Other Letter of Credit Provisions.

          (1) Obligations Absolute. The obligation of Borrowers to reimburse Agent or any Lender for payments made under, and other amounts payable in connection with, any Lender Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

               (a) any lack of validity or enforceability of any Lender Letter of Credit, Bank Letter of Credit or any other agreement;

               (b) the existence of any claim, set-off, defense or other right which any Borrower, any of its Affiliates, Agent or any Lender, on the one hand, may at any time have against any beneficiary or transferee of any Lender Letter of Credit or Bank Letter of Credit (or any Persons for whom any such transferee may be acting), Agent, any Lender or any other Person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any of its Affiliates and the beneficiary of the letter of credit);

               (c) any draft, demand, certificate or any other document presented under any Lender Letter of Credit or Bank Letter of Credit is alleged to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (d) payment under any Lender Letter of Credit or Bank Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such letter of credit; provided that, in the case of any payment by Agent or a Lender under any Lender Letter of Credit, Agent or such Lender has not acted with gross negli gence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit;

               (e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

               (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

          (2) Nature of Lender's Duties. As between Agent and Lenders, on the one hand, and Borrowers, on the other hand, Borrowers assume all risks of the acts and omissions of, or misuse of any Lender Letter of Credit by the beneficiary thereof. In furtherance and not in limitation of the foregoing, neither Agent nor any Lender shall be responsible: (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Lender Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Lender Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
     (c) for failure of the beneficiary of any Lender Letter of Credit to comply fully with conditions required in order to demand payment thereunder; provided that, in the case of any payment by Agent or any Lender under any Lender Letter of Credit, Agent or Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment thereunder; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Lender Letter of Credit; (g) for the credit of the proceeds of any drawing under any Lender Letter of Credit; and (h) for any consequences arising from causes beyond the control of Agent or any Lender as the case may be. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder.

          (3) Liability. In furtherance and extension of and not in limitation of, the specific provisions herein above set forth, any action taken or omitted by Agent or any Lender under or in connection with any Lender Letter of Credit, if taken or omitted in good faith, shall not put Agent or any Lender under any resulting liability to any Borrower.

     (H) Appointment of Borrower Representative. Each Borrower hereby designates each of COI and USI, each acting singly or together with the other as its representative and agent (each a "Borrower Representative") for the purposes of initiating borrowing requests, requesting Lender Letters of Credit, selecting interest rate options and giving and receiving notices and consents hereunder or under any of the other Loan Documents. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from either Borrower Representative as a notice or communication from Borrowers. Each Borrower hereby covenants and agrees that each representation and warranty, covenant, agreement and undertaking made in its name or on its behalf by either Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

     2.2 Interest.

     (A) Rate of Interest. The Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum equal to (i) in the case of Base Rate Loans and other Obligations for which no other interest rate is specified, the Base Rate plus the Applicable Base Rate Margin, and (ii) in the case of LIBOR Loans, LIBOR plus the Applicable LIBOR Margin (the "Interest Rate"). The applicable basis for determining the rate of interest shall be selected by Borrower Representative initially at the time a Notice of Borrowing is given pursuant to subsection 2.1(C). The basis for determining the interest rate with respect to any Loan or a portion of any Loan may be changed from time to time pursuant to subsection 2.2(E). If on any day a Loan or a portion of any Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan or portion thereof shall bear interest determined by reference to the Base Rate.

     After the occurrence and during the continuance of an Event of Default (i) the Loans and all other Obligations shall, at the option of Requisite Lenders, bear interest at a rate per annum equal to two percent (2%) plus the applicable Interest Rate (the "Default Rate"), (ii) each LIBOR Loan shall automatically convert to a Base Rate Loan at the end of any applicable Interest Period and
(iii) no Loans may be converted to LIBOR Loans.

     (B) Interest Periods. In connection with each LIBOR Loan, Borrower Representative shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be either a one, two, three or six month period; provided that:

          (1) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date of such Loan;

          (2) in the case of successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

          (3) if an Interest Period expiration date is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period expiration date is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

          (4) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (5) below, end on the last Business Day of a calendar month;

          (5) no Interest Period shall extend beyond the Termination Date;

          (6) no Interest Period may extend beyond a scheduled principal payment date unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans or that have Interest Periods expiring on or before such date and (b) the available, unused Revolving Loan Commitment or Borrowing Base equals or exceeds the principal amount required to be paid on the Loans on such date; and

          (7) there shall be no more than five (5) Interest Periods relating to LIBOR Loans outstanding at any time.

     (C) Computation and Payment of Interest. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, shall be included; and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Interest on Base Rate Loans and all other Obligations other than LIBOR Loans shall be payable to Agent for benefit of Lenders monthly in arrears on the first day of each month, on the date of any prepayment of Loans, and at maturity, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable to Agent for benefit of Lenders on the last day of the applicable Interest Period for such Loan, on the date of any prepayment of the Loans, and at maturity, whether by acceleration or otherwise. In addition, for each LIBOR Loan having an Interest Period longer than three (3) months, interest accrued on such Loan shall also be payable on the last day of each three (3) month interval during such Interest Period.

     (D) Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrowers shall not be required to pay, and neither Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither any Borrower nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Agent or any Lender may have received hereunder shall be, at such Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither any Borrower nor any other Loan Party shall have any action against Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

     (E) Conversion or Continuation. Subject to the provisions of subsection 2.2(A) Borrower Representative shall have the option to (1) convert at any time all or any part of outstanding Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Base Rate Loans to LIBOR Loans or (2) upon the expiration of any Interest Period applicable to a LIBOR Loan, to (a) continue all or any portion of such LIBOR Loan equal to $500,000 and integral multiplies of $100,000 in excess of that amount as a LIBOR Loan or (b) convert all or any portion of such LIBOR Loan to a Base Rate Loan. The succeeding Interest Period(s) of such continued or converted Loan commence on the last day of the Interest Period of the Loan to be continued or converted; provided that no outstanding Loan may be continued as, or be converted into, a LIBOR Loan, when any Event of Default or Default has occurred and is continuing.

     Borrower Representative shall deliver a notice of conversion/continuation to Agent no later than noon (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date ("Notice of Conversion/Continuation"). A Notice of Conversion/Continuation shall certify:
(1) the proposed  conversion/continuation  date (which shall be a Business Day);
(2) the amount of the Loan to be converted/continued; (3) the nature of the proposed conversion/continuation; (4) in the case of conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period; and (5) that no Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation.

     In lieu of delivering the Notice of Conversion/Continuation, Borrower Representative may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2(E); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

     Neither Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2(E) and upon conversion/continuation by Lenders in accordance with this Agreement pursuant to any telephonic notice, Borrower Representative shall have effected such conversion or continuation, as the case may be, hereunder.

     2.3 Fees.

     (A) Unused Line Fee. Borrowers shall pay to Agent, for the benefit of Lenders, a fee in an amount equal to the Revolving Loan Commitment less the sum of the average daily balance of the Revolving Loan plus the average daily face amount of the Lender Letter of Credit Reserve during the preceding month multiplied by three eighths of one percent (.375%) percent per annum, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of the first month following the Closing Date and the first day of each month thereafter.

     (B) Letter of Credit Fees. Borrowers shall pay to Agent for the account of Lenders, a fee with respect to the Lender Letters of Credit in the amount of (i) for the account of Lenders the average daily amount of Letter of Credit Liability outstanding during such month multiplied by one and one-half percent (1.50%) per annum. Such fees will be calculated on the basis of a 360 day year for the actual number of days elapsed and will be payable monthly in arrears on the first day of each month. Borrowers shall also reimburse Agent for any and all fees and expenses, if any, paid by Agent or any Lender to the issuer of any Bank Letter of Credit.

     (C) Audit Fees. Borrowers agree to pay to Agent for its own account an audit fee for each inspection equal to $750.00 per auditor per day or any portion thereof, together with all out-of-pocket expenses, and Borrowers agree to reimburse Agent for all fees, costs and expenses paid by Agent to third party auditors.

     (D) Other Fees and Expenses. Borrowers shall pay to Agent, for its own account, all charges for returned items and all other bank charges incurred by Agent, as well as Agent's standard wire transfer charges for each wire transfer made under this Agreement.

     (E) Fee Letter. COI shall pay or cause to be paid to Agent for Agent's own account all payments due under and pursuant to the Fee Letter.

     2.4 Payments and Prepayments.

     (A) Manner and Time of Payment. In its sole discretion, Agent may charge interest and other amounts payable hereunder to the Revolving Loan, all as set forth on Agent's books and records. If Agent elects to bill Borrowers for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made by Borrowers with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Agent hereunder shall, unless otherwise directed by Agent, be made to Agent's Account or in accordance with subsection 5.6. Proceeds remitted to Agent's Account shall be credited to the Obligations on the Business Day such proceeds were received; provided, however, that, for the purpose of calculating interest on the Obligations, such proceeds shall be deemed received on the first Business Day thereafter, unless such proceeds were remitted by transfer of immediately available funds, in which case, for the purpose of calculating interest on the Obligations, such proceeds shall be deemed received on the Business Day received.

     (B) Mandatory Prepayments.

          (1) Overadvance. At any time that the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrowers shall, immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount equal to or less than the Maximum Revolving Loan Amount. At any time that the sum of the Revolving Credit Loan outstanding to any Borrower plus the Letter of Credit Liability of such Borrower at such time, but only in respect of any Letter of Credit issued on behalf of such Borrower (together with the aggregate amount theretofore paid by Agent or any Lender in respect of any Lender Letter of Credit issued on behalf of such Borrower and not debited to the Loan Account or otherwise reimbursed by such Borrower) exceeds that portion of the Borrowing Base attributable to such Borrower, then such Borrower shall immediately repay the Revolving Loan to eliminate such excess.

          (2) Proceeds of Asset Dispositions. At such time that the sum of all proceeds of all Asset Dispositions received by Borrowers and their respective Subsidiaries exceeds $10,000,000, then any proceeds received above such amount ("Excess Proceeds") shall be subject to this subsection 2.4(B)(2). The Borrowers shall, immediately upon receipt of such Excess Proceeds, prepay the Obligations in an amount equal to such Excess
     Proceeds, and the Revolving Loan Commitment shall thereupon be deemed permanently reduced by the amount of such Excess Proceeds; provided, however, that, if Borrowers reasonably expect such Excess Proceeds to be reinvested within 270 days after receipt thereof to repair or replace such assets with like assets, then, immediately upon receipt of such Excess Proceeds, Borrower shall deliver to Agent a written notice to such effect and shall deliver such Excess Proceeds to Agent, and Agent, upon receipt thereof, shall apply the amount thereof to the Revolving Loans and concurrently establish a reserve against the Maximum Revolving Loan Amount in such amount. The amount of such reserve shall, provided that under all other terms and conditions of this Agreement Borrowers are then entitled to obtain a Revolving Loan in such amount, be available to be borrowed by Borrowers solely to finance the purchase or investment in such like assets within such 270 day period. If Borrowers fail to obtain a Revolving Loan in the amount of all or any portion of such reserve within such 270 day period for such purpose, then the balance of such reserve shall be eliminated at the end of such period and the Revolving Loan Commitment shall thereupon be deemed permanently reduced by such amount.

     (C) Voluntary Prepayments and Repayments. Borrowers may, at any time upon not less than three (3) Business Days' prior notice to Agent, terminate the Revolving Loan

Commitment and thereupon shall pay in full all of the Obligations and shall cause Agent and each Lender to be released from all liability under any Lender Letters of Credit or, at Agent's option, Borrowers will deposit cash collateral with Agent in an amount equal to 105% of the Letter of Credit Liability that will remain outstanding after prepayment or repayment, all under and pursuant to such instruments and documents in form and substance satisfactory to Agent.

     (D) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

     2.5 Term of this Agreement. The Commitments shall (unless earlier terminated pursuant to this Agreement) terminate upon the earlier of (i) the occurrence of an event specified in subsection 8.3 or (ii) the Termination Date. Upon termination in accordance with subsection 8.3 or on the Termination Date, all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Agent, on behalf of Lenders, shall be entitled to retain security interests in and liens upon all Collateral (all of which shall be released at Borrowers' expense upon termination of this Agreement and the Commitments and the payment and satisfaction in full of all Obligations), and even after payment of all Obligations hereunder, Holding Parties' and Borrowers' obligation to indemnify Agent and each Lender in accordance with the terms hereof shall continue.

     2.6 Statements. Agent shall render a monthly statement of account to Borrower Representative within twenty (20) days after the end of each month. Such statement of account shall constitute an account stated unless Borrower Representative makes written objection thereto within thirty (30) days from the date such statement is mailed to Borrower Representative. Borrowers promise to pay all of their Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

     2.7 Grant of Security Interest. To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, each Loan Party (other than CC) hereby grants to Agent, on behalf of Lenders, a continuing security interest, lien and mortgage in and to all right, title and interest of such Loan Party in the following property of such Loan Party, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"): (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation;
(B) Inventory; (C) general intangibles (as defined in the UCC), including the Account Agreements; (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the UCC); (F) chattel paper (as defined in the UCC); (G) Equipment; (H) Intellectual Property; (I) all deposit accounts of each Loan Party maintained with any bank or financial institution; (J) all cash and other monies and property of such Borrower and such Holding Party in the possession or under the control of Agent, any Lender or any participant; (K) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (L) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

     2.8 Capital Adequacy and Other Adjustments. In the event Agent or any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Agent or such Lender or any corporation controlling Agent or such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Agent or such Lender or any corporation controlling Agent or such Lender and thereby reducing the rate of return on Agent's or such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within fifteen (15) days after notice and demand from such Lender (with a copy to Agent) or Agent (together with the certificate referred to in the next sentence) pay to Agent or such Lender additional amounts sufficient to compensate Agent or such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation thereof submitted by Agent or any Lender to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

     2.9 Taxes.

     (A) No Deductions. Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the net income of any Lender or Agent by the jurisdiction under the laws of which Agent or such Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Agent's or such Lender's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). If any Loan Party shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

     (B) Changes in Tax Laws. In the event that, subsequent to the Closing Date,
(i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:


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          (1) does or shall  subject  Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Lender Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

          (2) does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Agent or such Lender of issuing any Lender Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Loan Parties shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this subsection 2.9(B)(2), it shall promptly notify Borrower Representative of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

     (C) Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower Representative and Agent (i) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption"), or (ii) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower Representative or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower Representative and Agent.

     If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower Representative and Agent within the time periods set forth in the preceding paragraph, Borrowers shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrowers shall not be required to pay any additional

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



amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower Representative and Agent.

     2.10 Required Termination and Prepayment. If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Loans has become unlawful or impossible by compliance by Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall promptly give notice (by telephone confirmed in writing) to Borrower Representative and Agent of that determination. Subject to prior withdrawal of a Notice of Borrowing or a Notice of Conversion/Continuation or prepayment of LIBOR Loans as contemplated by subsection 2.11, the obligation of Lender to make or maintain its LIBOR Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrowers shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.10 is made or, earlier when required by law, repay or prepay LIBOR Loans together with all interest accrued thereon or convert LIBOR Loans to Base Rate Loans.

     2.11  Optional  Prepayment/Replacement  of Agent or  Lenders  in Respect of
Increased Costs. Within fifteen (15) days after receipt by Borrower Representative from Agent or any Lender (an "Affected Lender") of (1) written notice and demand for payment pursuant to subsection 2.8 or subsection 2.9 or
(2) written notice of the inability to make or continue LIBOR Loans pursuant to subsection 2.10, Borrowers may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

          (A) Borrowers may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrowers obtain a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender, provided that Borrowers have reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment; or

          (B) Borrowers may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Commitments. Borrowers shall, within ninety (90) days following notice of their intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment) and terminate such Affected Lender's Commitments.

     2.12 Compensation. Borrowers shall compensate Lender, upon written request by Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable losses, expenses and liabilities including, without limitation, any loss sustained by Lender in connection with the re-employment of such funds: (i) if for any reason (other than a default by Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or Conversion/Continuation; (ii) if any prepayment of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrower Representative; or (iv) as a consequence of any other default by Borrowers to repay their LIBOR Loans when required by the terms of this Agreement; provided that during the period while any such amounts have not been paid, Lender shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan.

     2.13 Booking of LIBOR Loans. Each Lender may make, carry or transfer LIBOR Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of Lender.

     2.14 Assumptions Concerning Funding of LIBOR Loans. Calculation of all amounts payable to Lender under subsection 2.12 shall be made as though each Lender had actually funded its relevant LIBOR Loan through the purchase of a LIBOR deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under subsection 2.12.

     2.15 Fanning Cash Pledge Agreement. In accordance with the Fanning Cash Pledge Agreement: (i) $2,500,000 of the $5,000,000 pledged thereunder shall be released if the amount of the Unused Availability shall be not less than $15,000,000 for fifteen (15) consecutive Business Days; and (ii) the remaining $2,500,000 pledged thereunder shall be released, and the Fanning Cash Pledge Agreement shall be terminated, if, subsequent to the date on which the release under clause (i) shall have occurred, the amount of the Unused Availability shall be not less than $17,500,000 for fifteen (15) consecutive Business Days; provided that no such release or termination shall occur unless the Cash Dominion Arrangement (as defined in Section 5.6) is then in effect.


                         SECTION 3. CONDITIONS TO LOANS

     3.1 Conditions to Loans. The obligations of Agent and each Lender to make Loans and the obligation of Agent or any Lender to issue Lender Letters of Credit on the Closing Date and on each Funding Date are subject to satisfaction of all of the conditions set forth below.

          (A) Closing Deliveries. Agent shall have received, in form and substance satisfactory to Agent and Lenders, all documents, instruments and information identified on Schedule 3.1(A) and all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Agent may at any time reasonably request.

          (B) Security Interests. Agent and Lenders shall have received satisfactory evidence that all security interests and liens granted to Agent for the benefit of Lenders pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral, subject only to Permitted Encumbrances.

          (C) Closing Date Availability. After giving effect to the consummation of the transactions contemplated hereunder on the Closing Date and the payment by Borrowers of all costs, fees and expenses relating thereto, the Maximum Revolving Loan Amount on the Closing Date shall exceed the Revolving Loan plus the Letter of Credit Reserve by at least $12,000,000.

          (D) Representations and Warranties. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Holding Parties and Borrowers to Agent after the Closing Date and approved by Agent.

          (E) Fees. With respect to Loans or Lender Letters of Credit to be made or issued on the Closing Date, Borrowers shall have paid the fees payable on the Closing Date referred to in subsection 2.3.

          (F) No Default. No event shall have occurred and be continuing or would result from the consummation of the requested borrowing or notice requesting issuance of a Lender Letter of Credit that would constitute an Event of Default or a Default.

          (G) Performance of Agreements. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Funding Date.

          (H) No Prohibition. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Agent or any Lender from making any Loans or issuing any Lender Letters of Credit.

          (I) No Litigation. There shall not be pending or, to the knowledge of Holding Parties or Borrowers, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries that has not been disclosed to Agent by Borrowers in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Agent, would reasonably be expected to have a Material Adverse Effect.

          (J) Consummation of the Uniforce Acquisition. Either: (x) the Uniforce Acquisition (i) shall be concurrently consummated on the Closing Date pursuant to the terms and conditions of the Uniforce Acquisition Documents (and none of the terms and conditions of the Uniforce Acquisition Documents shall have been waived or modified except with the prior written consent of Agent and Lenders) and (ii) shall be consummated in compliance with all applicable laws and with all necessary consents and approvals; or
     (y) Agent and Lenders shall be satisfied in their sole and absolute discretion that the tender offer by CCI for shares of USI referred to and provided for in the Uniforce Acquisition Documents shall have been consummated, that CCI shall have concurrently obtained control of USI and each of USI's Subsidiaries and that the final consummation of the Uniforce Acquisition shall occur not later than ten (10) Business Days thereafter; provided, that if, as a result of the consummation of such tender offer, COI shall hold ninety percent (90%) or more of the outstanding shares of USI, then CCI shall cause the Uniforce Acquisition to be consummated not later than three (3) Business Days after the Closing Date through the use of a so-called "short-form merger" under applicable law of the State of New York. Agent shall in any event be satisfied that there are no state or federal takeover laws and no super-majority charter provisions applicable to the Uniforce Acquisition, or that any conditions to avoiding such restrictions have been satisfied and that all conditions precedent to closing under the Uniforce Acquisition Agreement and the other Uniforce Acquisition Documents have been met.

          (K) Uniforce Acquisition Documents. Agent shall have received certified copies of the Uniforce Acquisition Agreement and the other Uniforce Acquisition Documents, each of which shall be satisfactory to Agent and Lenders and in full force and effect.

     3.2 Additional Conditions to Loans to Fund Permitted Acquisitions. The obligations of Agent and each Lender to make Loans to fund Permitted
Acquisitions are subject to satisfaction of all of the conditions set forth in subsection 7.6, in addition to those conditions set forth in subsection 3.1.


                 SECTION 4. THE HOLDING PARTIES' AND BORROWERS'
                            REPRESENTATIONS AND WARRANTIES

     To induce Agent and each Lender to enter into this Agreement, and to make Loans and to issue Lender Letters of Credit, each Loan Party represents and warrants to Agent and each Lender that the following statements are and will be true, correct and complete:

     4.1 Organization, Powers, Capitalization.

          (A) Organization and Powers. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and qualified to do business in all states where such qualification is required except where failure to be so qualified could not be reasonably expected to have a Material Adverse Effect. Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

          (B) Capitalization. Except as set forth on Schedule 4.1(B), all issued and outstanding shares of capital stock of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, and are free and clear of all Liens other than those in favor of Agent for the benefit of Lenders, and all such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of each of the Loan Parties is owned by the stockholders and in the amounts set forth on Schedule 4.1(B) (in the case of CC with shares held by the public being specified in the aggregate). To the best knowledge of Holding Parties, each Person or group having beneficial ownership of more than five percent (5%) of the capital stock of any of the Holding Parties is identified on Schedule 4.1(B) (the terms "group" and "beneficial ownership", as used herein, having the meanings given in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder). No shares of the capital stock of any Loan Party, other than those described above, are issued and outstanding. Except as set forth on Schedule 4.1(B), there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party, of any shares of capital stock or other securities of any such entity.

     4.2 Authorization of Borrowing, No Conflict. Each Borrower, each Holding Party and each of the other Loan Parties has the corporate power and authority to incur the Obligations and to grant security interests in the Collateral. On the Closing Date, the execution, delivery and performance of the Loan Documents by each Loan Party signatory thereto will have been duly authorized by all necessary corporate and shareholder action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated by this Agreement and the other Loan Documents by each Loan Party do not contravene and will not be in contravention of any applicable law, the corporate charter or bylaws of any Loan Party or any agreement or order by which any Loan Party or any Loan Party's property is bound. This Agreement is, and the other Loan Documents, including the Notes when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties respectively, each enforceable against the Loan Parties, as applicable, in accordance with their respective terms.

     4.3 Financial Condition. All financial statements concerning Holding Parties, Borrowers and their respective Subsidiaries which have been or will hereafter be furnished by Holding Parties, Borrowers and their respective Subsidiaries to Agent or any Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Pro Forma was prepared by Holding Parties and Borrowers based on the unaudited consolidated balance sheet of Holding Parties, Borrowers and their respective Subsidiaries dated September 30, 1997 and, during the period from such date through the Closing Date, there has been no material change in the business, operations or financial condition of Holding Parties, Borrowers and their respective Subsidiaries which would be required to be reflected on the consolidated financial statements of Holding Parties, Borrowers and their respective Subsidiaries on the Closing Date in accordance with GAAP. The Projections delivered and to be delivered have been and will be prepared by Holding Parties and Borrowers in light of the past operations of the business of Holding Parties, Borrowers and their respective Subsidiaries, and such Projections represent and will represent the good faith estimate of Holding Parties and Borrowers and their respective senior management concerning the most probable course of its business as of the date such Projections are prepared and delivered.

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



     4.4 Indebtedness and Liabilities. As of the Closing Date, no Loan Party has
(a) any  Indebtedness  except as  reflected on Schedule 4.4 and the Pro Forma or
(b) any Liabilities other than as reflected on the Pro Forma or as incurred in the ordinary course of business following the date of the Pro Forma.

     4.5 Account Warranties. As to each existing Account: (a) at the time of its creation, such Account was a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; (b) except to the extent of Accounts not exceeding $100,000 outstanding at any time in the aggregate (which $100,000 amount shall be deducted by Agent as a reserve from the Borrowing Base), to the best of each of their knowledge, there are no setoffs, offsets or counterclaims, genuine or otherwise, against such Account; (c) such Account does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; (d) no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); (e) the Loan Party that holds such Account is the lawful owner of the Account and has the right to assign the same to Agent, for the benefit of Lenders; (f) such Account is free of all security interests, liens and encumbrances other than those in favor of Agent, on behalf of Lenders; and (g) such Account is due and payable in accordance with its terms.

     4.6 Names. Schedule 4.6 sets forth all names, trade names, fictitious names and business names under which any Loan Party currently conducts business or has at any time during the past five years conducted business.

     4.7 Locations; FEIN. Schedule 4.7 sets forth the location of each Loan Party's principal place of business, chief executive office, the location of each Loan Party's books and records, the location of all other offices of such Loan Party and all Collateral locations, and such locations are such Loan Party's sole locations for its business and the Collateral. Each Loan Party's federal employer identification number is also set forth on Schedule 4.7.

     4.8  Title  to  Properties;   Liens.  Each  Loan  Party  and  each  of  its
Subsidiaries has good, sufficient and legal title, subject to Permitted Encumbrances, to all its respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of any Holding Party or any Borrower after due inquiry, there are no actual, threatened or alleged defaults with respect to any leases of real property under which any Holding Party, any Borrower or any of their respective Subsidiaries is lessee or lessor which would have a Material Adverse Effect.

     4.9 Litigation; Adverse Facts. Except as set forth on Schedule 4.9, there are no judgments outstanding against any Loan Party or affecting any property of any Loan Party nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of any Holding Party or any Borrower after due inquiry, threatened against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to result in any Material Adverse Effect. No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability which could reasonably be expected to result in any Material Adverse Effect.

     4.10 Payment of Taxes. All material tax returns and reports of any Loan Party and each of its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable or are being contested in good faith by appropriate proceedings and appropriate reserves therefor have been established in accordance with GAAP. Except as set forth on Schedule 4.10, as. As of the Closing Date, none of the United States income tax returns of any Loan Party or any of its Subsidiaries are under audit. No tax liens have been filed and no claims (except as otherwise permitted by Section 5.9) are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of any Loan Party and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

     4.11 Performance of Agreements. None of the Loan Parties and none of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

     4.12 Employee Benefit Plans. Each Loan Party, each of its Subsidiaries and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by any Loan Party, any of its Subsidiaries or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan.

     4.13 Intellectual Property. Each Loan Party and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted, and all such Intellectual Property is identified on Schedule 4.13.

     4.14 Broker's Fees. No broker's or finder's fee or commission will be payable with respect to any of the transactions contemplated hereby.

     4.15 Environmental Compliance. Each Loan Party has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials asserted or, to the best knowledge of each Loan Party, threatened against any Loan Party or relating to any real property currently or formerly owned, leased or operated by any Loan Party.

     4.16 Solvency. After giving effect to the transactions contemplated by the Loan Documents, and as of, from and after the date of this Agreement, each Loan Party (after taking into consideration all rights of contribution and indemnity such Loan Party has against the other Loan Party): (a) owns and will own assets the fair salable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of such Loan Party as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. There is no material fact known to any Holding Party or any Borrower that has or could have a Material Adverse Effect and that has not been fully disclosed herein or in such other documents, certificates and statements furnished to Agent or Lenders for use in connection with the transactions contemplated hereby.

     4.17 Disclosure. No representation or warranty of any Loan Party or any of its Subsidiaries contained in this Agreement, the financial statements, the other Loan Documents, or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Agent and Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to any Loan Party that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Agent or any Lender for use in connection with the transactions contemplated hereby.

     4.18 Insurance. Each Loan Party and each of its Subsidiaries maintains adequate insurance policies for public liability, workers compensation, employee benefit liability, fidelity liability, directors' and officers' liability, errors and omissions, property damage for its business and properties, product liability, and business interruption in amounts customarily carried or maintained by corporations of established reputation engaged in similar businesses. Such policies are in full force and effect. No notice of cancellation has been received with respect to such policies and such Loan Party and each of its Subsidiaries is in compliance with all conditions contained in such policies.

     4.19 Compliance with Laws. Neither any Loan Party nor any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject such Loan Party or any of its Subsidiaries, or any of its respective officers to criminal liability or have a Material Adverse Effect and no such violation has been alleged.

     4.20 Bank Accounts. Schedule 4.20 sets forth the account numbers and locations of all bank accounts of each Loan Party.


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



     4.21 Subsidiaries. Neither any Holding Party nor any Borrower has any Subsidiaries other than as set forth on Schedule 4.1(B).

     4.22 Employee Matters. Except as set forth on Schedule 4.22, (a) no Loan Party nor any of such Loan Party's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Loan Party after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.22, no Loan Party nor any of its Subsidiaries is subject to an employment contract.

     4.23 Governmental Regulation. None of the Loan Parties is, or after giving effect to any loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

     4.24 Uniforce Acquisition. The Uniforce Acquisition Documents have been duly executed and delivered and are in full force and effect. The representations and warranties contained in the Uniforce Acquisition Documents are true and correct in all respects on the date hereof and will be true and correct in all respects on the Closing Date, as if made on such date, and Agent and Lenders shall be entitled to rely upon such representations and warranties with the same force and effect as if they were incorporated in this Agreement and made to Agent and each Lender directly as of the date hereof and the Closing Date. The Uniforce Acquisition shall have been consummated in accordance with and pursuant to the terms and conditions of the Uniforce Acquisition Documents (without any waiver or amendment of any term or condition therein not consented to by Agent and Lenders) and in compliance with all applicable laws and all necessary approvals.

     4.25 Amendments to Schedules. The Loan Parties may, at any time and from time to time and subject to subsection 5.13, amend any one or more of the Schedules referred in this Section 4 and any representation or warranty contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended; provided, however, that in no event may the Loan Parties amend any such Schedule if such amendment would reflect or evidence a Default or Event of Default.


                        SECTION 5. AFFIRMATIVE COVENANTS

     Each Loan Party covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Requisite Lenders shall otherwise give their prior written consent, each Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5 applicable to such Person or Persons.

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



     5.1 Financial Statements and Other Reports. The Holding Parties and Borrowers will maintain, and cause each of their respective Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver to Agent and each Lender (unless specified to be delivered solely to Agent) the financial statements and other reports described below.

          (A) Monthly Financials. As soon as available, and in any event within forty-five (45) days after the end of each month, Borrowers will deliver
     (1) the consolidated balance sheet of Holding Parties, Borrowers and their respective Subsidiaries as at the end of such month and the related consolidated and consolidating statement of income and consolidated statement of cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (2) a schedule of the outstanding Indebtedness for borrowed money of each Loan Party and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

          (B) Quarterly Financials. (i) As soon as available, and in any event within one (1) Business Day after CC files its quarterly report on Form 10-Q with the Securities and Exchange Commission for each of its first three Fiscal Quarters in each Fiscal Year, Borrowers will deliver, or will cause to be delivered, to Agent, such report; and (ii) in respect of the fourth Fiscal Quarter in each Fiscal Year, as soon as available, and in any event within forty-five (45) days after the end of such Fiscal Quarter, Borrowers will deliver to the Agent financial statements that are equivalent in format to the financial statements that would have been included in a quarterly report on Form 10- Q made by CC for such Fiscal Quarter.

          (C) Year-End Financials. As soon as available, and in any event not later than one hundred five (105) days after the end of each Fiscal Year or, if earlier, the date on which CC files its annual report on Form 10-K with the Securities and Exchange Commission in respect of such Fiscal Year, Borrowers will deliver: (1) the consolidated balance sheet of Holding Parties, Borrowers and their respective Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness of Holding Parties, Borrowers and their respective Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; (3) a report with respect to the financial statements from a firm of independent certified public accountants selected by Holding Parties and Borrowers and acceptable to Agent, which report shall be unqualified as to going concern and scope of audit of Holding Parties, Borrowers and their respective Subsidiaries and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of Holding Parties, Borrowers and their respective Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and (b) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (4) copies of the consolidating financial statements of Holding Parties, Borrowers and their respective Subsidiaries, including (a) consolidating balance sheets of Holding Parties, Borrower and their respective Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations and (b) related consolidating statements of earnings of Holding Parties, Borrowers and their respective Subsidiaries showing intercompany eliminations.

          (D) Accountants' Certification and Reports. Together with each delivery of consolidated financial statements of Holding Parties, Borrowers and their respective Subsidiaries pursuant to subsection 5.1(C), Borrowers will deliver (1) a written statement by their independent certified public accountants (a) stating that the examination has included a review of the terms of this Agreement as same relate to accounting matters and (b) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof and (2) a copy of a letter addressed to such accountants from CC informing such accountants that a primary intent of Holding Parties and Borrowers was to have the professional services such accountants provided to Holding Parties and Borrowers in preparing their audit report and the letter referred to in this subsection 5.1(D) benefit or influence Agent and Lenders, and identifying Agent and Lenders as parties that Holding Parties and Borrowers have indicated intend to rely on such professional services provided to
     Holding Parties and Borrowers by such accountants. Promptly upon receipt thereof, Holding Parties and Borrowers will deliver copies of all significant reports submitted to Holding Parties and Borrowers by independent public accountants in connection with each annual, interim or special audit of the financial statements of Holding Parties, Borrowers and their respective Subsidiaries made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

          (E) Compliance Certificate. Together with the delivery of each set of financial statements referenced in subparts (A), (B) and (C) of this subsection 5.1, Borrowers will deliver a Compliance Certificate, together with (i) copies of the calculations and work-up employed to determine
     Holding Parties' and Borrowers' compliance or noncompliance with the financial covenants set forth in Section 6 and subsection 7.1 and (ii) a report showing in reasonable detail the calculation of the Applicable Base Rate Margin and the Applicable LIBOR Margin as at the effective date of such financial statements (the "Applicable Margin Report").

          (F) Borrowing Base Certificates, Registers and Journals. On each Business Day from and after the Closing Date and through the later of December 31, 1997 or the date on which the Cash Dominion Arrangement (as defined in Section 5.6 hereof) becomes effective, and, thereafter, once during each week, on the specific day in each week specified from time to time by the Agent (or on each Business Day if requested by Agent following the occurrence of a Default or when Unused Availability is less than $5,000,000) Borrowers shall deliver to Agent: a Borrowing Base Certificate updated to reflect the most recent sales and collections of each Borrower through the immediately preceding week (or, if requested by Agent on a daily basis pursuant hereto, on the immediately preceding Business Day) and an assignment schedule of all Accounts created or acquired by each Borrower during such week or, if applicable, on such day, together with a summary aging of all such Accounts. Within ten (10) Business Days after the end of each month, Borrowers shall deliver to Agent (a) an invoice register or sales journal describing all sales of each

     Borrower for such month, in form and substance reasonably satisfactory to Agent, and, if Agent so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto, (b) a cash receipts journal for such month, (c) a schedule of each customer which is owed a credit or other amount in excess of $25,000 (which amount shall be deducted by Agent as a reserve from the Borrowing Base) by any Borrower and listing each such amount and (d) a schedule of all charge-backs relating to any Purchased Account or Service Fee Account and listing each such amount.

          (G)  Reconciliation  Reports and Listings and Agings.  Within  fifteen
     (15) Business Days after the last day of each month and from time to time upon the request of Agent, Borrowers will deliver to Agent: (i) an aged trial balance of all then existing Accounts of each Borrower; (2) an aged trial balance of all then existing accounts payable; and (3) from and after the delivery by Agent to the Collecting Banks of the direction referred to in Section 5.6, a Reconciliation Report as at the last day of such period. All such reports shall be in form and substance reasonably satisfactory to Agent.

          (H) Management Report. Together with each delivery of financial statements of Holding Parties, Borrowers and their respective Subsidiaries pursuant to subdivisions (A) (on a quarterly basis only), and (B) of this subsection 5.1, Borrowers will deliver a copy of the complete management's discussions and analysis of financial condition and results of operations included in CC's Form 10-K or Form 10-Q, as applicable, filed with the Securities and Exchange Commission for the period covered by such financial statements. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of CC and each Borrower to the effect that such information fairly presents the results of operations and financial condition of CC and its Subsidiaries as at the dates and for the periods indicated.

          (I) Government Notices. Loan Parties will deliver to Agent promptly after receipt copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any
     Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or a Loan Party's payment or non-payment of any taxes including any tax audit.

          (J) Events of Default, etc. Promptly upon (but in any event within five (5) Business Days after) any officer of any Loan Party obtaining knowledge of any of the following events or conditions, such Loan Party shall deliver a certificate of such Loan Party's chief executive officer specifying the nature and period of existence of such condition or event and what action such Loan Party has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice of default that any Person has given to any Loan Party or any of its Subsidiaries or any other action taken with respect to a claimed default; or (3) any Material Adverse Effect.

          (K) Trade Names. Borrowers will give Agent at least ten (10) days advance written notice of any change of name or of any new trade name or fictitious business name by any Loan Party or any of its Subsidiaries. Each Loan Party's use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

          (L) Locations. Borrowers will give Agent at least thirty (30) days advance written notice of any change in any Loan Party's principal place of business or any change in the location of its books and records or the Collateral or of any new location for its books and records or the Collateral.

          (M) Bank Accounts. Loan Parties will give Agent prompt notice of any new bank accounts any Loan Party intends to establish prior to its opening same.

          (N) Litigation. Promptly upon (but in any event within five (5) Business Days after) any officer or any Loan Party obtaining knowledge of
     (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by a Loan Party to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to have a Material Adverse Effect, Loan Parties will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

          (O) Projections. As soon as available and in any event no later than the end of each Fiscal Year of a Holding Party, or Borrower or any other Loan Party, Borrowers will deliver preliminary Projections of Holding Parties, Borrowers and their respective Subsidiaries for the forthcoming three Fiscal Years, year by year, and for the forthcoming Fiscal Year, month by month, and shall deliver the final Projections for such periods as soon as available and in any event no later than January 31 in the first of such three Fiscal Years.

          (P) Other Indebtedness Notices. Borrowers shall promptly deliver copies of all notices given or received by (but in any event with five (5) Business Days after receipt from) any Loan Party and any of its Subsidiaries with respect to noncompliance with any term or condition related to any Indebtedness in excess of $250,000 either individually or in the aggregate, and shall promptly notify Lenders and Agent of any potential or actual event of default with respect to any such Indebtedness.

          (Q) Other Information. With reasonable promptness, Borrowers will deliver such other information and data with respect to any Loan Party, any Subsidiary of any Loan Party or the Collateral as Agent or any Lender may reasonably request from time to time.

          (R) Opening Balance Sheet. As soon as available and in any event within ninety (90) days after the Closing Date, Borrowers will deliver a consolidated and consolidating Closing Date balance sheet, certified by the chief financial officer of CC and each Borrower as fairly presenting the consolidated and consolidating financial condition of CC and its Subsidiaries in accordance with GAAP, subject to year-end audit adjustments.

          (S) Public Filings. Within one (1) Business Day after the filing or release thereof, Borrowers will deliver a copy of each registration statement (and amendment and supplement thereto), report, press release, prospectus, proxy statement or other filing or disclosure made with any securities commission, exchange or association or under the Securities Act of 1933, the Securities Exchange Act of 1934, any related laws or regulations or any comparable state acts, laws or regulations.

     5.2 Access to Accountants and Management. The Loan Parties authorize Agent and Lenders to discuss the financial condition and financial statements of any Loan Party and its Subsidiaries with such Loan Party's independent public accountants upon reasonable notice to Borrower Representative of its intention to do so, and authorizes such accountants to respond to all of Agent's and Lenders' inquiries. Each Lender may, with the consent of Agent, which will not be unreasonably denied, confer with any Loan Party's management directly regarding such Loan Party's business, operations and financial condition.

     5.3 Inspection. The Loan Parties shall permit Agent and any authorized representatives designated by Agent to visit and inspect any of the properties of any Loan Party or any of its Subsidiaries, including their financial and accounting records, and in conjunction with such inspection, to make copies and take extracts therefrom, and to discuss their affairs, finances and business with their officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Each Lender may, with the consent of Agent, which consent will not be unreasonably denied, accompany Agent on any such visit or inspection.

     5.4 Collateral Records. The Loan Parties shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Agent's security interests in the Collateral, for the benefit of Lenders.

     5.5 Account Covenants; Verification. Borrowers shall, at their own expense:
(a) cause all invoices evidencing Accounts and all copies thereof to bear a notice that such invoices are payable to the lockboxes established in accordance with subsection 5.6 and (b) use their best efforts to assure prompt payment of all amounts due or to become due under the Accounts. Discounts, credits or allowances will be issued, granted or allowed by any Borrower to customers and returns will be accepted solely in accordance with the ordinary course of such Borrower's business and consistent with past practices, provided that, upon written notice to such effect given by Agent at any time during the existence of any Event of Default, such practice shall cease. Borrowers will immediately notify Agent in the event that a customer alleges any dispute or claim with respect to an Account if the amount in dispute is, or the claim involves an amount, in excess of $50,000 or of any other circumstances known to any Borrower that may impair the validity or collectibility of such an amount in respect of any Account. Agent shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. After the occurrence of a Default or an Event of Default, Borrowers shall not, without the prior consent of Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon.

     5.6 Collection of Accounts and Payments; Cash Management Arrangements. (a) Within forty-five (45) days after the Closing Date, Borrowers shall establish lockboxes and blocked accounts (collectively, "Blocked Accounts") in Borrowers' names or, by separate agreement with

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



Agent, in Agent's name, with such banks ("Collecting Banks") as are acceptable to Agent (subject to irrevocable instructions acceptable to Agent as hereinafter set forth and contained in agreements in form and substance acceptable to Agent among the applicable Borrowers and Collecting Banks and Agent ("Blocked Account Agreement")) to which all account debtors shall directly remit all payments on Accounts and in which Borrowers will immediately deposit all payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. The Collecting Banks shall acknowledge and agree, in a manner satisfactory to Agent, that all payments made to the Blocked Accounts are the sole and exclusive property of Agent, for the benefit of Lenders, and that the Collecting Banks have no right of setoff against the Blocked Accounts and that all such payments received will, upon written direction from Agent to the Collecting Banks, be promptly transferred to Agent's Account. Borrowers hereby agree that all payments received by Agent, whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Agent, for the benefit of Lenders. Borrowers shall irrevocably instruct each Collecting Bank, upon notice from Agent, immediately to transfer all payments or deposits to the Blocked Accounts into Agent's Account. Borrowers and any of their Affiliates, employees, agents or other Persons acting for or in concert with any Borrower, shall, acting as trustee for Agent, receive, as the sole and exclusive property of Agent, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of any Borrower or any of such Borrower's Affiliates, employees, agents or other Persons acting for or in concert with any Borrower, and immediately upon receipt thereof, Borrowers or such Persons shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or, upon written direction from Agent, to Agent at its address set forth in subsection 10.4 below.

     (b) Within forty-five (45) days after the Closing Date, Borrowers shall, in addition to the matters referred to in (a) above, establish a cash management arrangement pursuant to such instruments and documents and with such bank or banks as shall be satisfactory to Agent. The arrangements referred to in (a) above and the cash management arrangement referred to in this clause (b) are herein referred to collectively as the "Cash Dominion Arrangement."

     5.7 Endorsement. Each Borrower hereby constitutes and appoints Agent and all Persons designated by Agent for that purpose as such Borrower's true and lawful attorney-in-fact, with power to endorse such Borrower's name to any of the items of payment or proceeds described in subsection 5.6 above and all proceeds of Collateral that come into Agent's possession or under Agent's control. Both the appointment of Agent as such Borrower's attorney and Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

     5.8 Corporate Existence. Except as permitted pursuant to subsection 7.6, each Loan Party will, and will cause each of their respective Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business. Each Holding Party and each Borrower will promptly notify Agent of any change in its or their respective Subsidiaries' ownership or corporate structure.

     5.9 Payment of Taxes. Each Loan Party will, and will cause each other Loan Party and each of their respective Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon; provided, however, that no such tax need be paid if such Loan Party or one of its Subsidiaries is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if such Loan Party or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP.

     5.10 Maintenance of Properties; Insurance. Each Loan Party will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of any Loan Party and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Loan Party will maintain or cause to be maintained, with financially sound and reputable insurers, public liability insurance, workers compensation, employee benefit liability insurance, fidelity insurance, errors and omissions insurance, directors' and officers' liability insurance, and property damage insurance with respect to each Loan Party's business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent in its reasonable credit judgement. Each Loan Party shall cause Agent, for the benefit of Lenders, to be named as loss payee on all insurance policies relating to any Collateral and as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Agent and shall collaterally assign to Agent, for the benefit of Lenders, as security for the payment of the Obligations all business inter ruption insurance of the Loan Parties. Loan Parties shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations as set forth in subsection 2.4(B). Each Loan Party will, and will cause each other Loan Party and each of their respective Subsidiaries to, deliver to Agent, within ten (10) Business Days prior to the expiration or termination of any such insurance policy, a certificate of renewal or replacement of such insurance policy, as issued by the applicable insurance company or its duly authorized agent.

     5.11 Compliance with Laws. Each Loan Party will, and will cause each other Loan Party and each of their respective Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which such Holding Party, Borrower, other Loan Party or Subsidiary is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

     5.12 Further Assurances. Each Loan Party shall, and shall cause each other Loan Party and each of their respective Subsidiaries to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Agent such instruments, certificates of title or other documents as Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents. At Agent's request, each Loan Party shall cause any newly created or acquired Subsidiary of a Borrower or a Loan Party promptly to become a Borrower and/or Corporate Guarantor hereunder and to grant to Agent, on behalf of

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



Lenders, security interests in the real, personal and mixed property of such Subsidiary to secure the Obligations.

     5.13 Collateral Locations. Each Loan Party will keep the Collateral at the locations specified on Schedule 4.7. With respect to any new location (which in any event shall be within the continental United States), each Loan Party will execute such documents and take such actions as Agent deems necessary to perfect and protect the security interests of Agent, on behalf of Lenders, in the Collateral prior to the transfer or removal of any Collateral to such new location.

     5.14  Instruments;   Chattel  Paper.  Except  to  the  extent  Indebtedness
evidenced thereby does not exceed $50,000 outstanding at any time in the aggregate, Loan Parties will deliver and pledge to Agent all notes and instruments (as defined in the UCC) duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. The Loan Parties will mark conspicuously all chattel paper with a legend, in form and substance satisfactory to Agent, indicating that such chattel paper is subject to the security interest of Agent, for the benefit of itself and Lenders. Without limiting the generality of the foregoing, Loan Parties will mark conspicuously all Account Agreements with the legend referred to in the preceding sentence.

     5.15 Account Agreements. Borrower Representative will deliver to Agent a copy of each Account Agreement, or material amendment to any Account Agreement, entered into after the Closing Date, each certified as being a complete, accurate and correct copy thereof by Borrower Representative's chief financial officer, together with, in the case of any Account Agreement entered into after the Closing Date, copies of lien search results indicating the applicable Loan Party as having a first priority perfected ownership interest in each applicable Account, subject to no Liens except those in favor of Agent on behalf of Lenders.

     5.16 Use of Proceeds and Margin Security. Borrowers shall use the proceeds of all Loans for proper business purposes (as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by any Borrower or any other Loan Party for the purpose of purchasing or carrying margin stock within the meaning of Regulation G or Regulation U, or in any manner that might cause the borrowing, the application of such proceeds, or the transactions contemplated hereby or by the other Loan Documents to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or the rules and regulations thereunder.


                         SECTION 6. FINANCIAL COVENANTS

     Each Holding Party and each Borrower covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Borrowers have received the prior written consent of Requisite

Lenders, each Holding Party and each Borrower shall comply with, and shall cause each of their respective Subsidiaries to comply with, all covenants in this
Section 6.

     6.1 Minimum EBITDA. The Holding Parties, Borrowers and their respective Subsidiaries shall maintain EBITDA in at least the amount set forth below opposite each period specified if an Availability Trigger Event shall have occurred during the last two calendar months of such period or after the end of such period and up to and including the date of delivery to Agent of the financial statements required to be delivered in respect of the Fiscal Quarter or Fiscal Year ending on the last day of such period, under Section 5.1(B) or
(C), as the case may be:

                  Period                                 Minimum EBITDA
                  ------                                 --------------

         Fiscal Quarter Ending
         March 31, 1998                               $       4,800,000

         Two Fiscal Quarters Ending
         June 30, 1998                                       10,200,000

         Three Fiscal Quarters Ending
         September 30, 1998                                  16,400,000

         Four Fiscal Quarters Ending:

                  December 31, 1998                          22,800,000

                  March 31, 1999                             23,800,000

                  June 30, 1999                              25,200,000

                  September 30, 1999                         26,500,000

                  December 31, 1999                          27,900,000

                  March 31, 2000                             29,200,000

                  June 30, 2000                              30,900,000

                  September 30, 2000                         32,600,000

                  December 31, 2000                          34,400,000

                  March 31, 2001                             36,000,000

                  June 30, 2001                              38,000,000


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



                  September 30, 2001                         40,200,000

                  December 31, 2001                          42,500,000

                  March 31, 2002                             44,200,000

                  June 30, 2002                              46,300,000

                  September 30, 2002                         48,600,000

                  December 31, 2002                          50,900,000

     6.2 Fixed Charge Coverage. The Holding Parties and Borrowers shall not permit their Fixed Charge Coverage to be less than 1.0 to 1.0 for the Fiscal Quarter ending March 31, 1998, for the two Fiscal Quarters ending June 30, 1998, for the three Fiscal Quarters ending September 30, 1998, or for any of the four Fiscal Quarters ending December 31, 1998 or on the last day of each Fiscal Quarter thereafter.


                          SECTION 7. NEGATIVE COVENANTS

     Each Loan Party covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless such Loan Party has received the prior written consent of Requisite Lenders, each Loan Party shall not, and shall not permit any of their respective Subsidiaries to:

     7.1 Indebtedness and Liabilities. Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (a) the Obligations; (b) Intercompany Indebtedness (i) among Borrowers and (ii) provided that no Default or Event of Default shall have occurred and be continuing at the time of the incurrence thereof or would result therefrom, Indebtedness owing by a Holding Party to a Borrower and incurred by a Holding Party to permit such Holding Party to make payments in cash then due under and pursuant to the Senior Notes and the Senior PIK Notes, pay expenses incurred in the ordinary course of business and to make Restricted Junior Payments permitted under subsection 7.5; provided that, in each case, such Indebtedness shall be unsecured and subordinated in right of payment to the Obligations (and by its execution and delivery hereof, each Holding Party and each Borrower agrees that any such Indebtedness shall be so unsecured and subordinated) and shall not be evidenced by any note or other instrument, unless the same is pledged to Agent and Lenders pursuant to subsection 5.14; (c) Indebtedness (excluding Capital Leases) not to exceed $250,000 in the aggregate at any time outstanding secured by purchase money Liens; (d) Indebtedness under Capital Leases not to exceed $2,500,000 outstanding at any time in the aggregate; (e) Indebtedness existing on the Closing Date and identified on Schedule 4.4; (f) Indebtedness incurred by any Borrower in connection with Permitted Acquisitions permitted under subsection 7.6(B); provided that (1) such Indebtedness (A) shall be unsecured and subordinated in right of payment to the Obligations, (B) shall not exceed $5,000,000 outstanding at any time in the aggregate with respect to any individual Permitted Acquisition and (C) shall be on terms and conditions acceptable to Agent and (2) all such Indebtedness incurred by Borrowers shall not exceed $20,000,000 outstanding in the aggregate at any time; (g) Indebtedness under the Senior Notes; and (h) Indebtedness under the Senior PIK Notes. Except for Indebtedness permitted in the preceding sentence, Holding Parties and Borrowers will not, and will not permit any of their Subsidiaries to, incur any Liabilities except for trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which any Borrower or any of its Subsidiaries is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent such Borrower or any of its Subsidiaries has established adequate reserves therefor, if appropriate under GAAP.

     7.2 Guaranties. Except for the guaranties of the Obligations provided hereunder and under the other Loan Document and except for (a) endorsements of instruments or items of payment for collection in the ordinary course of business and (b) the agreements of THISCO and Brentwood in their respective Account Agreements to fund the payroll of Account Sellers in respect of Service Fee Accounts consistent with current practices at the Closing Date, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise.

     7.3 Transfers, Liens and Related Matters.

     (A) Transfers. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral or the assets of such Person, except that Borrowers and their Subsidiaries may (i) sell inventory in the ordinary course of business; and (ii) make Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $125,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $500,000; (2) the consideration received is at least equal to the fair market value of such assets, as determined in good faith by such Borrower's or Subsidiary's board of directors; (3) the sole consideration received is cash; (4) the net proceeds of such Asset Disposition are applied as required by subsection 2.4(B); (5) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, Holding Parties and Borrowers are in compliance on a pro forma basis with the covenants set forth in Section 6 recomputed for the most recently ended month for which information is available and are in compliance with all other terms and conditions contained in this Agreement; and (6) no Default or Event of Default shall then exist or result from such sale or other disposition.

     (B) Liens. Except for Permitted Encumbrances, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or the assets of such Person or any proceeds, income or profits therefrom.

     (C) No Negative Pledges. Enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

     (D) No Restrictions on Subsidiary Distributions to any Holding Party or any Borrower. Except as provided herein, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Borrower or any Subsidiary of any Borrower to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by a Borrower or any Subsidiary of such Borrower; (2) subject to subordination provisions, pay any indebtedness owed to any Holding Party, any Borrower or any other Subsidiary of such Holding Party or such Borrower; (3) make loans or advances to any Holding Party, any Borrower or any other Subsidiary of such Holding Party or such Borrower; or (4) transfer any of its property or assets to any Holding Party, any Borrower or any other Subsidiary of such Holding Party or such Borrower.

     7.4 Investments and Loans. Make or permit to exist investments in or loans to any other Person, except: (a) Cash Equivalents; (b) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $250,000 at any time; (c) Intercompany Indebtedness permitted under subsection 7.1; (d) Permitted Acquisitions permitted under subsection 7.6(B); (e) advances made in the ordinary course of business consistent with current practices at the Closing Date by THISCO and Brentwood to independent supplemental staffing firms to induce such firms to enter into Account Agreements; provided, that such advances are secured by a first priority perfected security interest in the Accounts under such Account Agreements in favor of THISCO or Brentwood, as the case may be, subject to no Liens other than Permitted Encumbrances; and (f) in addition to advances made pursuant to clause (e) above, advances not to exceed $500,000 outstanding at any time in the aggregate made by Borrowers in the ordinary course of business consistent with current practices at the Closing Date to Persons engaged in the business of providing temporary employment personnel to clients to induce such Persons to enter into, or remain party to, Account Agreements or Licensing Agreements.

     7.5 Restricted Junior Payments. Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom (other than in the case of Restricted Junior Payments made pursuant to clauses (iv) and (vi) below, which may be made whether or not a Default or Event of Default shall have occurred and is continuing or would result therefrom), a Borrower or any Subsidiary of a Borrower or COI may make Restricted Junior Payments with respect to its common stock to the extent necessary (i) to permit Borrowers to pay the Obligations; (ii) to permit COI to make scheduled payments (but not prepayments) of interest in cash then due under and pursuant to the Senior Notes; (iii) to permit CC to make scheduled payments (but not prepayments) of interest in cash then due under and pursuant to the Senior PIK Notes; (iv) to permit CC to make payments in cash directly related to compliance by it with laws and regulations applicable to it by virtue of its status as a publicly-held corporation; (v) to permit CC and/or COI to make optional prepayments or purchases of the Senior Notes and/or Senior PIK Notes, and related payments of interest and reasonable fees, costs and expenses related thereto, but solely directly out of the proceeds of the concurrent consummation of an issuance by CC for cash of its common stock, or options, warrants or rights with respect to its common stock; (vi) to permit CC and COI to make payments in cash in respect of Corporate Overhead; (vii) to permit CC to pay dividends in respect of (but not to effect any redemption or purchase of) its outstanding shares of Series F preferred stock, in an amount not in excess of $25,000 in any Fiscal Year; and
(viii) to permit any Borrower to pay expenses incurred in the ordinary course of business.

     7.6 Restriction on Fundamental Changes.

     (A)(i)  Enter  into  any  transaction  of  merger  or  consolidation;  (ii)
liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired; provided, however, that (1) any Borrower may merge or consolidate with, or convey, sell or transfer all or substantially all of its assets to, any other Borrower; (2) any Inactive Subsidiary may be liquidated, wound-up or dissolved into any other Subsidiary of a Holding Party or a Borrower; and (3) the Uniforce Acquisition shall be consummated in accordance with and subject to the terms and conditions of the Uniforce Acquisition Documents on the Closing Date or within ten (10) Business Days thereafter in accordance with the condition set forth in Section 3.1(J) (or, if applicable, within three (3) Business Days thereafter in accordance with the proviso set forth therein).

     (B) Acquire by purchase or otherwise, all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person; provided, however, that so long as: (i) no Default or Event of Default has occurred and is continuing before and after giving effect thereto;
(ii) the Fanning Cash Pledge Agreement has been terminated and the amount pledged thereunder released in full; and (iii) the Cash Dominion Arrangement (as defined in Section 5.6) is in effect, any Borrower (or any Holding Party, so long as contemporaneously therewith, all assets so acquired are transferred to one or more Borrowers), may acquire all or substantially all of the assets of any Person (in each case, a "Permitted Acquisition"); provided that each Permitted Acquisition shall be subject to the satisfaction of the condition precedent that the Unused Availability shall be not less than $15,000,000 without giving effect to the proposed Permitted Acquisition for the ninety (90) day period preceding the consummation thereof (but not less than $12,500,000 at any time during such period) and to the satisfaction of each of the following additional conditions precedent:

          (1) Agent shall receive not less than fifteen (15) Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

          (2) such Permitted Acquisition shall only be of those assets of a Target which are located solely in the United States and comprising a business, or those assets of a business, of the type engaged in by Borrowers as of the Closing Date, including, without limitation, the temporary personal services business, the consulting placement business and the

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



     staffing services business, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents;

          (3) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

          (4) the business and assets of the Target acquired in such Permitted Acquisition shall be acquired free and clear of all Liens (other than Permitted Encumbrances);

          (5) no Indebtedness, contingent obligations or other liabilities shall be incurred or assumed in connection with such Permitted Acquisition, except (x) Loan advances, (y) ordinary course trade payables, accrued expenses and Indebtedness of Target assumed in connection therewith to the extent permitted to be incurred by Borrowers pursuant to subsection 7.1 and
     (z) Indebtedness incurred in connection therewith to the extent permitted to be incurred by Borrowers pursuant to subsection 7.1;

          (6) on or prior to the date thereof, Agent will be granted a first and prior perfected security interest (subject to Permitted Encumbrances) in all assets being acquired pursuant to such Permitted Acquisition, and Holdings and Borrowers shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

          (7) Borrowers shall have delivered to Agent, in form and substance satisfactory to Agent:

               (i) pro forma balance sheets of Holding Parties, Borrowers and their respective Subsidiaries (the "Acquisition Pro Forma") on a consolidated basis, based on financial data as of a recent date, which shall be complete and shall accurately and fairly represent the assets, liabilities, financial condition and results of operations of Holding Parties, Borrowers and their respective Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and the Acquisition Projections (as hereinafter defined) shall reflect that Unused Availability for the 90-day period following the consummation of such Permitted Acquisition will exceed $15,000,000 on a pro forma basis (giving effect to such Permitted Acquisition and the Eligible Accounts [to the extent the Accounts to be acquired have been audited by Agent to confirm their status as Eligible Accounts] that would be acquired in connection therewith, and all Loans funded in connection therewith as if made on the first day of such period);

               (ii) updated versions of the most recently delivered projections covering the one (1) year period commencing on the date of such
          Permitted Acquisition and otherwise prepared in accordance with subsections 4.3 and 4.17 (the "Acquisition Projections") and based upon historical financial data of a recent date satisfactory to Agent, taking into account such Permitted Acquisition; provided, that Acquisition Projections for any Permitted Acquisition for which the total consideration therefor does not exceed $500,000 may be limited to projected revenues and EBITDA for such one year period; and

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



               (iii) a certificate of the chief financial officer of each Holding Party and each Borrower to the effect that: (I) each Borrower (after taking into consideration all rights of contribution and indemnity such Borrower has against each Holding Party and each other Subsidiary of Holding Parties) will be solvent (as represented by Borrowers in subsection 4.17) upon the consummation of the transaction contemplated by the Permitted Acquisition; (II) the Acquisition Pro Forma fairly presents the financial condition of Holding Party and Borrowers (on a consolidated basis) as of the date hereof after giving effect to the transactions contemplated by such Permitted Acquisition;
          (III) the Acquisition Projections are good faith estimates, based on assumptions believed at the date of such certificate in good faith to be reasonable, of the future financial performance of Holding Parties and Borrowers subsequent to the date thereof based upon the historical performance and the projected future financial performance of Holding Parties and Borrowers; and (IV) Holding Parties and Borrowers have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were acceptable to Holding Parties and Borrowers;

          (8) on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance satisfactory to Agent, all collateral and security documents, opinions, certificates, lien search results and other documents reasonably requested by Agent to evidence compliance with the foregoing provisions of this subsection 7.6(B); and

          (9) the total Acquisition Costs payable in connection with such Permitted Acquisition plus the sum of all Acquisition Costs paid in connection with previous Permitted Acquisitions shall not exceed $60,000,000.

     (C) Should Borrower Representative request Agent's consent to an acquisition which would not otherwise qualify as a Permitted Acquisition, Agent agrees to use its best efforts to communicate its response to Borrower Representative in a reasonably prompt manner, it being understood that Agent shall have no obligation to consent to any such acquisition and no failure or delay on the part of Agent in the delivery of such response shall be construed to be a consent to such acquisition.

     7.7 Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except for transactions in the ordinary course of and pursuant to the reasonable requirements of Borrowers' business and upon fair and reasonable terms which, except for transactions which are expressly permitted pursuant to the terms of this Agreement, are fully disclosed to Agent and Lenders and which are no less favorable to Borrowers than they would obtain in comparable arm's length transactions with unaffiliated Persons provided that the foregoing shall not prohibit the execution, delivery and performance of the letter agreement dated the Closing Date between COI and John Fanning relating to the Fanning Cash Pledge Agreement.

     7.8 Environmental Liabilities. (a) Violate any applicable Environmental Law; (b) dispose of any Hazardous Materials (except in accordance with applicable law) into or onto or from, any real

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



property owned, leased or operated by any Loan Party; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

     7.9 Conduct of Business. From and after the Closing Date, engage in any business other than businesses of the type engaged in by Borrowers or any Subsidiary on the Closing Date. The Holding Parties shall not engage in any type of business activity other than ownership of their respective Subsidiaries' capital stock and activities incidental to the maintenance of its corporate existence.

     7.10 Compliance with ERISA. Establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material. Neither any Loan Party nor any of its Subsidiaries shall fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

     7.11 Tax Consolidations. File or consent to the filing of any consolidated income tax return with any Person other than Holding Parties, Borrowers or any of their respective Subsidiaries; provided that in the event any Borrower files a return with a Corporate Guarantor, such Borrower's contribution with respect to taxes as a result of the filing of such consolidated return shall not be greater, nor the receipt of tax benefits less, than they would have been had such Borrower not filed a consolidated return with such Corporate Guarantor.

     7.12 Subsidiaries. Except to the extent permitted by subsection 7.6(B), establish, create or acquire any new Subsidiaries.

     7.13 Fiscal Year. Change its Fiscal Year.

     7.14 Press Release; Public Offering Materials. Disclose the name of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by law.

     7.15 Bank Accounts. Establish any new bank accounts, or amend or terminate any Blocked Account or lockbox agreement, without Agent's prior written consent; provided, that Borrowers may establish additional bank accounts so long as in each case (a) Borrower Representative provides Agent with at least ten (10) Business Days' prior written notice thereof and (b) each such bank account which is a depository account is subject to an effective Blocked Account Agreement prior to the establishment thereof.

     7.16 Changes Relating to Senior Notes and Senior PIK Notes. Change or amend, or agree to change or amend, any of the terms of the Senior Notes, the Senior PIK Notes, the Senior Notes

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



Indenture, the Senior Debentures Indenture, or any related documents, if the effect of such change or amendment is or would be to: (a) increase the interest rate on the Indebtedness covered thereby; (b) change the dates upon which payments of principal or interest are due on such Indebtedness; (c) modify or add any event of default or add any covenant of the obligor of such Indebtedness; (d) change the payment provisions of such Indebtedness; or (e) change or amend any other term thereof if such change or amendment would materially increase the obligations of COI or CC or confer additional material rights on the holder of such Indebtedness in a manner adverse to the interests of any Holding Party, any Borrower, any of their respective Subsidiaries, Agent or any Lender.


                     SECTION 8. DEFAULT, RIGHTS AND REMEDIES

     8.1 Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

          (A) Payment. Failure to make payment of any of the Obligations when due and in the case of interest, such failure shall not be cured within five (5) days of the applicable due date; or

          (B) Default in Other Agreements. (A) (1) Failure of any Loan Party to pay when due any principal or interest on any Indebtedness (other than the Obligations) or (2) breach or default of any Loan Party with respect to any Indebtedness (other than the Obligations); if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $250,000 or having an aggregate principal amount in excess of $500,000 to become or be declared due prior to its stated maturity; or (B) default under the Senior Notes Indenture or Senior Debentures Indenture, including any breach of any covenant thereunder regardless of whether such covenant is more restrictive than, or conflicts with, or covers the same or similar matters as the covenants set forth in this Agreement or any other Loan Documents; or

          (C) Breach of Certain Provisions. Failure of any Loan Party to perform or comply with any term or condition contained in subsections 5.1 (A), (B) and (C), 5.3, 5.5 or 5.6 or contained in Section 6 or Section 7; or

          (D) Breach of Warranty. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

          (E) Other Defaults Under Loan Documents. Any Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within ten (10) days after receipt by Borrower Representative of notice from Agent, or Requisite Lenders of such default (other than occurrences described in other provisions of this subsection 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or


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



          (F) Change in Control. (1) CC ceases to beneficially own and control, directly or indirectly, at least one hundred percent (100%) of the issued and outstanding shares of each class of capital stock of COI entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of COI's board of directors; or (2) COI ceases to beneficially own and control, directly or indirectly, at least one hundred percent (100%) of the issued and outstanding shares of each class of capital stock of each Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of such Borrower's board of directors.

          (G) Involuntary Bankruptcy; Appointment of Receiver, etc. (1) A court enters a decree or order for relief with respect to any Loan Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty
     (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Loan Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party, or over all or a substantial part of their respective property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of any Loan Party, for all or a substantial part of the property of any Loan Party; or

          (H) Voluntary Bankruptcy; Appointment of Receiver, etc. (1) An order for relief is entered with respect to any Loan Party commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Loan Party makes any assignment for the benefit of creditors; or (3) the board of directors of any Loan Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

          (I) Liens. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of (i) any assets of the Loan Parties not constituting Collateral and having a value at any time in excess of $250,000 in the aggregate or (ii) any Collateral, in any case by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within thirty (30) days; or

          (J) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $250,000 or (2) an amount in the aggregate at any time in excess of $1,000,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against any Loan Party or any of its Subsidiaries or any of its assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

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



          (K) Dissolution. Any order, judgment or decree is entered against Borrower or any Loan Party decreeing the dissolution or split up of such Loan Party and such order remains undischarged or unstayed for a period in excess of thirty (30) days; or

          (L) Solvency. Any Loan Party ceases to be solvent (as represented by a Holding Party or a Borrower in subsection 4.17) or any Loan Party admits in writing its present or prospective inability to pay its debts as they become due; or

          (M) Injunction. Any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

          (N) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

          (O) Failure of Security. Agent, on behalf of Lenders, does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Agent or any Lender to take any action within its control; or

          (P) Damage, Strike, Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than sixty (60) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

          (Q) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

          (R) Forfeiture. There is filed against any Loan Party, any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days; and (2) could reasonably be expected result in the confiscation or forfeiture of any material portion of the Collateral; or

          (S) CC or COI Activities. CC or COI shall engage in any business activities, other than activities solely related to ownership of the stock of COI (in the case of CC) and of the stock of Borrowers (in the case of COI), compliance with the Senior Notes Indenture and the Senior

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     Debentures Indenture, Corporate Overhead activities, and activities related
     to   compliance   with  laws  and   regulations   applicable  to  CC  as  a
     publicly-owned corporation; or

          (T) Inactive Subsidiaries' Activities. Any Inactive Subsidiary shall hold any assets, incur any liabilities (other than corporate franchise taxes and other similar charges incidental to the maintenance of its corporate existence and intercompany loans incurred in accordance with subsection 7.1(b)(ii) solely for the purpose of paying such taxes and charges) or engage in any business activity, unless, within ten (10) days after the first to occur of any such activity, such entity shall have executed and delivered to Agent such instruments and documents as shall be satisfactory in form and substance to Agent and as shall provide for such entity being a Borrower under this Agreement.

     8.2 Suspension of Commitments. Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Agent may or upon demand by Requisite Lenders shall, without notice or demand, immediately cease making additional Loans and the Commitments shall be suspended; provided that, in the case of a Default, if the subject condition or event is waived or cured within any applicable grace or cure period, the Commitments shall be reinstated.

     8.3 Acceleration. Upon the occurrence of any Event of Default described in the foregoing subsections 8.1(G) or 8.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by any Loan Party, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and upon demand by Requisite Lenders shall, by written notice to Borrower Representative,
(a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Commitments shall thereupon terminate and (b) demand that Borrowers immediately deposit with Agent an amount equal to one hundred five percent (105%) of the Letter of Credit Reserve to enable Lender to make payments under the Lender Letters of Credit when required and such amount shall become immediately due and payable.

     8.4 Remedies. If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any other rights or remedies available to Agent and Lenders at law or in equity, Agent may and shall upon the request of Requisite Lenders exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) notify any or all obligors on the Accounts to make all payments directly to Agent; (b) require Loan Parties to, and Loan Parties hereby agree that they will, at their expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties; (c) withdraw all cash in the Blocked Accounts and apply such monies in payment of the Obligations in the manner provided in subsection 8.7; (d) without notice or demand or legal process, enter upon any premises of Loan Parties and take possession of the Collateral; and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent's offices or elsewhere, at such time

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or times,  for cash,  on credit or for  future  delivery,  and at such  price or prices and upon such other terms as Agent may deem commercially reasonable. Loan Parties agree that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Borrower Representative of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Agent or any Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent or such Lender. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Loan Parties shall remain liable for any deficiency. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Loan Parties hereby specifically waive all rights of redemption, stay or appraisal which they have or may have under any law now existing or hereafter enacted. Agent shall not be required to proceed against any Collateral but may proceed against Loan Parties directly.

     8.5 Appointment of Attorney-in-Fact. Each Loan Party hereby constitute and appoint Agent as such Loan Party's attorney-in-fact with full authority in the place and stead of such Loan Party and in the name of such Loan Party, Agent or otherwise, from time to time in Agent's discretion while an Event of Default is continuing to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:
(a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent and Lenders with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of Agent as each Loan Party's attorney and Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

     8.6 Limitation on Duty of Agent with Respect to Collateral. Beyond the safe custody thereof, Agent and each Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords its own property. Neither Agent nor any Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Agent in good faith.


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     8.7 Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, (a) Loan Parties irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of any Loan Party, and Loan Parties hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous entry by Agent upon any books and records and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Agent or any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to all fees due and owing to Agent and Lenders; third, to accrued and unpaid interest on the Obligations; fourth, to the principal amounts of the Obligations outstanding; and fifth, to any other indebtedness or obligations of Loan Parties owing to Agent or any Lender.

     8.8 License of Intellectual Property. Each Loan Party hereby assigns, transfers and conveys to Agent, for the benefit Lenders, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by such Loan Party together with any goodwill associated therewith, all to the extent necessary to enable Agent to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to any Loan Party by Agent.

     8.9 Waivers, Non-Exclusive Remedies. No failure on the part of Agent or any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Agent or any Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.


                     SECTION 9. ASSIGNMENT AND PARTICIPATION

     9.1 Assignments and Participations in Loans.

     (A) Each Lender may assign its rights and delegate its obligations under this Agreement to another Person; provided, that (a) such Lender shall first obtain the written consent of Agent and Borrower Representative, which shall not be unreasonably withheld, (b) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (i) $5,000,000 or (ii) the entire amount of the Commitments and Loans of such assigning Lender and (c)(i) each such assignment shall be of a pro rata portion of all such assigning Lender's Loans and Commitments hereunder, and (ii) the parties to such assignment shall execute and deliver

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to Agent for acceptance  and recording an Assignment  and  Assumption  Agreement together with (x) a processing  and recording fee of $2,500 payable to Agent and
(y) the Notes originally delivered to the assigning Lender. Upon receipt of all of the foregoing, Agent shall notify Borrower of such assignment and Borrowers shall comply with their obligations under the last sentence of subsection 2.1(D). In the case of an assignment authorized under this subsection 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof. The Loan Parties hereby acknowledge and agree that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender".

     (B) Each Lender may sell participations in all or any part of any Loans made by it to another Person; provided, that any such participation shall be in a minimum amount of $5,000,000, and provided, further, that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (a) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (b) any extension of the Termination Date or the date fixed for any payment of principal, interest or fees payable with respect to any Loan in which such holder participates; and (c) any release of substantially all of the Collateral (other than in accordance with the terms of this Agreement or the Loan Documents). The Loan Parties hereby acknowledge and agree that any participation will give rise to a direct obligation of Borrowers to the participant, and the participant under each participation shall for purposes of subsections 2.8, 2.9, 2.10, 9.4 and 10.2 be considered to be a "Lender".

     (C) Except as otherwise provided in this subsection 9.1 no Lender shall, as between Borrowers and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning any Holding Party, any Borrower and any of their respective Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants) provided that the Persons obtaining such information agrees to maintain the confidentiality of such information to the extent required by subsection 10.21.

     (D) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System).

     9.2 Agent.

     (A) Appointment. Each Lender hereby designates and appoints Heller as its agent under this Agreement and the Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of

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this  Agreement  and the Loan  Documents  and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in subsection 9.3. Agent agrees to act as such on the express conditions contained in this subsection 9.2. The provisions of this subsection 9.2 are solely for the benefit of Agent and Lenders and neither any Holding Party, nor any Borrower nor any other Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as an administrative representative of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Lenders, any Holding Party, any Borrower or any other Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

     (B) Nature of Duties. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrowers in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of Borrowers, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

     (C) Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any

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Default or Event of Default.  Agent may at any time  request  instructions  from
Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of Lenders and notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith believes that such action exposes Agent to any liability.

     (D) Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

     (E) Indemnification. Each Lender, severally, agrees to reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement for any of the Loan Documents, in proportion to each Lender's Pro Rata Share; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this subsection 9.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

     (F) Heller Individually. With respect to its Commitments and the Loans made by it, and the Notes issued to it, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller may lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as Agent pursuant hereto.


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     (G) Successor Agent.

          (1) Resignation. Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower Representative and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

          (2) Appointment of Successor. Upon any such notice of resignation pursuant to clause (G)(1) above, Requisite Lenders shall, upon receipt of Borrower Representative's prior consent, which consent shall not unreasonably be withheld, appoint a successor Agent. If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, upon notice to Borrower Representative, shall then appoint a successor Agent who shall serve as Agent until such time, as Requisite Lenders, upon receipt of Borrower Representative's prior consent, which consent shall not be unreasonably withheld, appoint a successor Agent as provided above.

          (3) Successor Agent. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this subsection 9.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

     (H) Collateral Matters.

          (1) Release of Collateral. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any property covered by this Agreement or the Loan Documents
     (i) upon termination of the Commitments and payment and satisfaction of all Obligations; (ii) constituting property being sold or disposed of if Borrower Representative certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement or, as applicable, the other Loan Documents (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to any Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or, as applicable, the other Loan Documents, or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed or extended. In addition during any Fiscal Year (x) Agent may release Collateral having a value (as determined by Agent in its sole discretion) of no more than $500,000 in the aggregate and (y) Agent, with the consent of Requisite Lenders, may release Collateral having a value (as determined by Agent in its sole discretion) in excess of $500,000 in the aggregate.

          (2) Confirmation of Authority; Execution of Releases. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 9.2(H)(1)), each Lender agrees to confirm in writing, upon request

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



     by Agent, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent under subsection 9.2(H)(1). So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the requisite percentage of Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Loan Documents, and upon at least five (5) Business Days prior written request by Borrower Representative, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

          (3) Absence of Duty. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this subsection 9.2(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by this Agreement or the Loan Documents as one of Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, that Agent shall exercise the same care which it would in dealing with loans for its own account.

     (I) Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     (J) Exercise of Remedies. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.


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     9.3 Consents.

     (A) In the event Agent requests the consent of a Lender and does not receive a written denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

     (B) In the event Agent requests the consent of a Lender and such consent is denied, then Heller may, at its option, require such Lender to assign its interest in the Loans to Heller for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees will be paid when collected from Borrowers. In the event that Heller elects to require any Lender to assign its interest to Heller, Heller will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will assign its interest to Heller no later than five (5) days following receipt of such notice.

     9.4 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Loan Parties at any time or from time to time, with reasonably prompt subsequent notice to Borrower Representative or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender or such holder at any of its offices for the account of any Loan Party (regardless of whether such balances are then due to such Loan Party, and (B) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of any Loan Party against and on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without the prior written consent of Agent. Any Lender which has exercised its right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the Obligations, purchase for cash (and the other Lenders or holders shall sell) participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other
Lender or holder in accordance with their respective Pro Rata Shares. The Holding Parties and Borrowers agree, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

     9.5 Disbursement of Funds. Agent may, on behalf of Lenders, disburse funds to Borrowers for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrowers. If Agent elects to require that funds be made available prior to disbursement to Borrowers, Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of such requested Loan no later than (a) two (2) Business Days prior to the Funding Date applicable thereto for LIBOR Loans and (b) by 1:00 p.m. Central time on the Funding Date for Base Rate Loans, and each such

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



Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account not later than 10:00 a.m. Central time on such Funding Date for LIBOR Loans and 3:00 p.m. Central time for Base Rate Loans. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative, and Borrowers shall immediately repay such amount to Agent. Any repayment required pursuant to this subsection 9.5 shall be without premium or penalty. Nothing in this subsection 9.5 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of subsection 9.6, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

     9.6 Settlements, Payments and Information.

     (A) Revolving Advances and Payments; Fee Payments.

          (1) The Revolving Loan may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrowers. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in Section 2 and subsection 9.5, Revolving Advances and repayments may be settled according to the procedures described in subsection 9.6(A)(2) and 9.6(A)(3) of this Agreement. Notwithstanding these procedures, each Lender's obligation to fund its Pro Rata Share of any advances made by Agent to Borrowers will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

          (2) Once each week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by 1 p.m. Central time by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan. In the event payments are necessary to adjust the amount of such Lender's share of the Revolving Loan to such Lender's Pro Rata Share of the Revolving Loan, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. Central time on the Business Day following the Settlement Date.

          (3) On the first Business Day of each month ("Interest Settlement Date"), Agent will advise each Lender by telephone, telefax or telecopy of the amount of interest and fees charged to and collected from Borrowers for the proceeding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Assignment and Assumption Agreement) not later than 3 p.m. Central time on the next Business Day following the Interest Settlement Date such Lender's share of such interest and fees.


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     (B) Availability of Lender's Pro Rata Share.

          (1) Unless Agent has been notified by a Lender prior to a Funding Date of such Lender's intention not to fund its Pro Rata Share of the Loan amount requested by Borrower Representative, Agent may assume that such Lender will make such amount available to Agent on the Funding Date or the Business Day following the next Settlement Date, as applicable, and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount.

          (2) Nothing contained in this subsection 9.6(B) will be deemed to relieve a Lender of its obligation to fulfill its Commitments or to prejudice any rights Agent or Borrowers may have against such Lender as a result of any default by such Lender under this Agreement, but no Lender shall be responsible for the failure of any other Lender to make such other Lender's Pro Rata Share of the Loan to be made by such other Lender on any Funding Date.

          (3) Without limiting the generality of the foregoing, each Lender shall be obligated to fund its Pro Rata Share of any Revolving Advance made with respect to any draw on a Lender Letter of Credit.

          (4) If and to the extent that there is a Defaulted Amount, and Agent has made available to Borrowers such amount, the Defaulting Lender shall, on the Business Day following (i) such Funding Date or (ii) the first Business Day following the next Settlement Date, as applicable, make such Defaulted Amount available to Agent, together with interest at the Federal Funds Effective Rate plus one half of one percent (0.50%) for each day the Defaulted Amount is outstanding until the date such Lender makes such amount available to Agent. A notice from Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is not made available to Agent, Agent shall promptly notify the applicable Borrowers of such failure to fund (a
     "Defaulting Lender Notice"). Any payments received by Agent thereafter shall be applied first to reduce Agent's overfunding resulting from the default by such Defaulting Lender, and any Revolving Advances made at the request of Borrowers thereafter shall first be applied by Agent to reduce such overfunding, and to the extent any such payments or advances are insufficient to reduce the entire Defaulted Amount, then Agent may, on or after the tenth day following its delivery of the Defaulting Lender Notice, make demand upon Borrowers and Borrowers shall immediately pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loan made by the other Lenders on such Funding Date.

          (5) Agent shall not transfer to a Defaulting Lender any payment made by Borrowers to Agent or any amount otherwise received by Agent for application to the Obligations, nor shall a Defaulting Lender be entitled to the sharing of any fees or payments hereunder.

          (6) For purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares and the Revolving Loan Commitment, a

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     Defaulting  Lender shall be deemed not to be a "Lender"  and such  Lender's
     Revolving Loan Commitments shall be deemed to be zero (0).

     (C) Return of Payments.

          (1) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Loan Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

          (2) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrowers or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

     9.7 Dissemination of Information. Agent will provide Lenders with any information received by Agent from Loan Parties which is required to be provided to a Lender hereunder; provided, however, that Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

     9.8 Discretionary Advances. Agent may, in its sole discretion, make Revolving Advances on behalf of Lenders in an aggregate amount of not more than $3,000,000 in excess of the limitations set forth in subsection 2.1(A)(1)(b) but not in excess of the limitations set forth in subsection 2.1 (A)(1)(a) for the purpose of preserving, protecting, collecting or enforcing the Collateral (including, without limitation, the preservation of the perfection and priority of Agent's Lien thereon) and/or rights and remedies of Agent and Lenders under the Loan Documents or applicable law.


                            SECTION 10. MISCELLANEOUS

     10.1 Expenses and Attorneys' Fees. Whether or not the transactions contemplated hereby shall be consummated, Loan Parties agree to promptly pay all fees, costs and expenses incurred by Agent in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses (including reasonable attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses (including reasonable attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the review, negotiation,

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preparation,  documentation,  execution,  syndication, and administration of the
Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (c) fees, costs and expenses incurred by Agent in creating, perfecting and maintaining perfection of Liens in favor of Agent, on behalf of Lenders; (d) fees, costs and expenses incurred by Agent in connection with forwarding to Borrowers the proceeds of Loans including Agent's or any Lenders' standard wire transfer fee; (e) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Agent or any Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (f) fees, costs, expenses (including reasonable attorneys' fees and allocated costs of internal counsel) of Agent or any Lender and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrowers or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

     10.2 Indemnity. In addition to the payment of expenses pursuant to subsection 10.1, whether or not the transactions contemplated hereby shall be consummated, each Loan Party jointly and severally agrees to indemnify, pay and hold Agent and each Lender and any holder of the Notes and the officers, directors, employees, agents, consultants, auditors, persons engaged by and of Agent or any Lender and any holder of any of the Notes to evaluate or monitor the Collateral, affiliates and attorneys of Agent, Lender and such holders (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Agent or any Lender, Agent's and each Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); provided that Loan Parties shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

     10.3 Amendments and Waivers.

     (A) Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement or any Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders or Agent, as applicable; provided, that no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (i) increase the Commitment of any Lender; (ii) reduce the principal of, rate of interest

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



on or fees payable with respect to any Loan; (iii) extend the scheduled due date of any installment of principal of the Loans; (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (v) amend or waive this subsection 10.3 or the definitions of the terms used in this subsection 10.3 insofar as the definitions affect the substance of this subsection 10.3; (vi) consent to the assignment or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; and (vii) increase the percentages contained in the definition of
Borrowing Base and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required herein above to take such action.

     (B) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.

     (C) No amendment, modification or waiver of any provision of any Lender Letter of Credit shall be applicable without the written concurrence of the issuer of such Lender Letter of Credit. No notice to or demand on any Holding Party, any Borrower or any other Loan Party in any case shall entitle any Holding Party, any Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.3 shall be binding upon each Lender, and, if signed by a Loan Party, on such Loan Party.

     (D) In the event Agent waives (1) any Default arising under subsection 8.1(E) as a result of the breach of any of the provisions of Section 5 of this Agreement (other than any such breach which constitutes an Event of Default) or
(2) any Default constituting a condition to the funding of any Revolving Advance or issuance of any Lender Letter of Credit, such waiver shall expire on the date upon which the Default which was the subject of such waiver matures into an Event of Default pursuant to the terms of this Agreement.

     10.4 Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Central time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.


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          If to any Borrower,
          Corporate Guarantor
          or Holding Party:                  Comforce Corporation
                                             2001 Marcus Avenue
                                             Lake Success, New York  11042
                                             Attention:  Chief Financial Officer
                                             Telecopy No.:  (516) 352-1953

          With a copy to:                    DOEPKEN KEEVICAN & WEISS
                                             58th Floor, USX Tower
                                             600 Grant Street
                                             Pittsburgh, Pennsylvania  15219
                                             Attention:  David K. Edwards, Esq.
                                             Telecopy No.:  (412) 355-2609

          If to Agent or to Heller:          HELLER FINANCIAL, INC.
                                             500 West Monroe
                                             Chicago, Illinois,  60661
                                             Attn:  HBC Portfolio Manager
                                             Telecopy No.:  (312) 441-6133

          With a copy to:                    HELLER FINANCIAL, INC.
                                             500 West Monroe
                                             Chicago, Illinois  60661
                                             Attn:  Legal Department/HBC
                                             Telecopy No.:  (312) 441-6876

     If to any Lender: Its address indicated on the signature page hereto, in an Assignment and Assumption Agreement or in a notice to Agent and Borrower Representative or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 10.4.

     10.5 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Loan Parties set forth in subsections 10.1 and 10.2 shall survive the payment of the Loans and the termination of this Agreement.

     10.6 Indulgence Not Waiver. No failure or delay on the part of Agent, any Lender or any holder of any Notes in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.


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     10.7 Marshaling;  Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Agent and/or any Lender or Agent and/or any Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obliga tions or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     10.8  Entire  Agreement.  This  Agreement,  the Notes  and the  other  Loan
Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

     10.9 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     10.10 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

     10.11 Lenders' Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several and not joint and neither Agent nor any Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, Lenders, or any of them, at their sole option, may make the Loan that was to have been made by Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, provided Agent fails or refuses to exercise any remedies against any Holding Party, any Borrower or any other Loan Party after receiving the direction of the Requisite Lenders, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.


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     10.12  Headings.  Section and  subsection  headings in this  Agreement  are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     10.13 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     10.14 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that no Loan Party may assign its rights or obligations hereunder without the prior written consent of Lenders.

     10.15 No Fiduciary Relationship; Limitation of Liabilities.

     (A) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent or any Lender to any Holding Party, any Borrower or any other Loan Party.

     (B) Neither Agent nor any Lender, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of Agent or any Lender shall have any liability with respect to, and Loan Parties hereby waive, release, and agree not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Loan Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Loan Parties hereby waive, release, and agree not to sue Agent or any Lender or any of Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

     10.16  CONSENT TO  JURISDICTION.  EACH LOAN PARTY  HEREBY  CONSENTS  TO THE
JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S
ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH LOAN PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS.


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     10.17 WAIVER OF JURY TRIAL.  EACH LOAN PARTY,  AGENT AND EACH LENDER HEREBY
WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS. EACH LOAN PARTY, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH LOAN PARTY, AGENT AND EACH LENDER FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT
EACH  KNOWINGLY  AND  VOLUNTARILY   WAIVES  ITS  JURY  TRIAL  RIGHTS   FOLLOWING
CONSULTATION WITH LEGAL COUNSEL.

     10.18 Construction. Each Loan Party, Agent and each Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by each Loan Party, Agent and each Lender.

     10.19 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, or to any other Loan Document by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

     10.20 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Agent or any Lender shall have the right to act exclusively in the interest of Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Holding Party, any Borrower, any of the other Loan Parties, or any of the Loan Parties' shareholders or any other Person.

     10.21 Confidentiality. Agent and Lenders shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by any Loan Party in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure to such of its respective Affiliates, officers, directors, employees, agents and representatives as need to know such information in connection with the Loans. If any Lender is otherwise a creditor of a Loan Party, such Lender may use the information in connection with its other credits. Agent and Lenders may also make disclosure reasonably required by a bona fide offeree or assignee (or participation), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this subsection 10.21. In no event shall Agent or any Lender be obligated or required to return any materials furnished by a Loan Party; provided, however, each offeree shall be required to agree that if it does not become a assignee (or participant) it shall return all materials furnished to it by any Loan Party in connection herewith.


                             SECTION 11. GUARANTIES

     11.1 Guaranty. Each Corporate Guarantor hereby jointly and severally absolutely and unconditionally guaranties to Agent and Lenders the full and prompt payment of all Obligations owed or hereafter owing to Agent and Lenders by each Borrower. Each Borrower hereby absolutely and unconditionally guarantees to Agent and Lenders the full and prompt payment of all Obligations owed or hereafter owing to Agent and each Lender by each other Borrower. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 11 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under the other Sections of this Agreement and the other Loan Documents) shall be limited to an amount not to exceed as of any date of determination the greater of:

          (A) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to such Borrower; or

          (B) the amount which could be claimed by Agent and Lenders from such Borrower under this Section 11 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from the other Borrowers under subsection 11.2 hereof.

Until all Obligations have been paid in full, this guaranty is and is intended to be a continuing, unconditional guaranty of payment of the Obligations, independent of and in addition to any other guaranty, endorsement, collateral or other agreement now or hereafter held by Agent or any Lender therefor or with respect thereto, whether or not furnished by Borrowers and/or any Corporate Guarantor.

     11.2 Contribution with Respect to Guaranty Obligations.

     (A) To the extent that any Borrower shall make a payment under this Section 11 of all or any of the Obligations for which such Borrower is not primarily liable (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by the other Borrowers, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable
Amounts of all Borrowers in effect immediately prior to the making of such Guarantor Payment, then such Borrower shall be entitled to received contribution and indemnification payments from, and be reimbursed by, each of the other

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



Borrowers for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

     (B) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this subsection 11 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

     (C) This subsection 11.2 is intended only to define the relative rights of Borrowers and nothing set forth in this subsection 11.2 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including, without limitation, Section 2 hereof, and nothing contained in this subsection 11.2 shall limit the liability of any Borrower to pay the Obligations for which it is primarily liable. Accordingly, the right of any Borrower to receive any contribution and indemnification payment from, or to be reimbursed by, any other Borrower under this Section 11 shall be unsecured and subordinated in right of payment to such other Borrower's indebtedness and liability in respect of the Obligations.

     (D) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Borrower to which such contribution and indemnification is owing.

     11.3 Obligations Absolute. The liability of each Corporate Guarantor and each Borrower to Agent and Lenders under this Section 11 shall not be affected or impaired by any of the following acts by Agent or any Lender: (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Obligations; (ii) one or more extensions or renewals of any Obligations (whether or not for longer than the original period) or any modification of the interest rates, fees, maturities or principal amount of, or other contractual terms applicable to, any Obligations; (iii) any waiver or indulgence granted to any Borrower or any other Loan Party, any delay or lack of diligence in the enforcement of Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Obligations; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue any Borrower or any other Loan Party, or any guarantor or other person liable in respect of any Obligations; (v) the acceptance of any instrument in renewal or substitution of any Obligation; (vi) any failure to obtain collateral security (including rights of setoff) for any Obligations, or to obtain or maintain the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security;
(vii) any assignment, pledge or other transfer of any Obligations or any evidence thereof; or (viii) any manner, order or method of application of any payments or credits upon Obligations. Each Corporate Guarantor and each Borrower hereby waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor, other than payment in full in cash of the Obligations and termination of the Commitments pursuant thereto.

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



     11.4 WAIVER. EACH CORPORATE GUARANTOR AND EACH BORROWER HEREBY WAIVES PRESENTMENT, DEMAND FOR PAYMENT, NOTICE OF DISHONOR OR NONPAYMENT, AND PROTEST OF ANY INSTRUMENT EVIDENCING LIABILITIES.

     11.5 Recovery. If any payment is applied by Agent or any Lender to the Obligations and is hereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any Borrower or any other obligor), the Obligations to which such payment was applied shall for the purposes of this
Section 11 be deemed to have continued in existence, notwithstanding such payment and application and this guaranty shall be enforceable as to such Obligations as fully as if such payment and application had never been made.

     11.6 Liability Cumulative. The liability of the Corporate Guarantors and Borrowers under this Section 11 is in addition to and shall be cumulative with all liabilities of each Corporate Guarantor and each Borrower to Agent or any Lender under this Agreement and the other Loan Documents to which any such Borrower or Corporate Guarantor is a party or in respect of any Obligations of the other Borrowers or Corporate Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.



                            [SIGNATURE PAGE FOLLOWS]

         WITNESS the due execution of this Agreement by the respective duly authorized officers of the undersigned as of the date first written above.

Holding Parties:                           COMFORCE CORPORATION
                                           COMFORCE OPERATING, INC.
                                           COMFORCE COLUMBUS, INC.
                                           RHO ACQUISITION COMPANY
                                           UNIFORCE SERVICES, INC.
Borrowers:                                 BRENTWOOD SERVICE GROUP, INC.
                                           COMFORCE INFORMATION
                                             TECHNOLOGIES, INC.
                                           COMFORCE IT ACQUISITION CORP.
                                           COMFORCE TECHNICAL SERVICES, INC.
                                           COMFORCE TELECOM, INC.
                                           COMPUTER CONSULTANTS FUNDING
                                             & SUPPORT, INC.
                                           FORCE FIVE, INC.
                                           LABFORCE OF AMERICA, INC.
                                           PROFESSIONAL STAFFING FUNDING &
                                             SUPPORT, INC.
                                           PROJECT STAFFING SUPPORT TEAM,
                                             INC.
                                           PRO N.E., INC.
                                           PRO UNLIMITED, INC.
                                           RHO COMPANY INCORPORATED
                                           TEMPORARY HELP INDUSTRY
                                             SERVICING COMPANY, INC.
                                           UNIFORCE INFORMATION SERVICES OF
                                             TEXAS, INC.
                                           UNIFORCE MIS SERVICES OF GEORGIA,
                                             INC.
                                           UNIFORCE PAYROLLING SERVICES, INC.
                                           UNIFORCE STAFFING SERVICES, INC.
                                           USSI-NE CORP.
                                           UTS OF DELAWARE, INC.
Inactive Subsidiaries:                     BRANNON & TULLY, INC.
                                           E.O. OPERATIONS CORP.
                                           E.O. SERVICING CO., INC.
                                           MONTARE INTERNATIONAL, INC.
                                           STAFFING INDUSTRY FUNDING &
                                             SUPPORT, INC.
                                           SUMTEC CORPORATION


                    [Signatures Continued of Following Page]

                       [Signature page to Loan Agreement]

                                        TEMPFUNDS INTERNATIONAL, INC.
                                        THISCO OF CANADA, INC.
                                        UNIFORCE INFORMATION SERVICES,
                                          INC.
                                        UNIFORCE MEDICAL OFFICE SUPPORT,
                                          INC.
                                        USI INC. OF CALIFORNIA
                                        UTS CORP. OF MINNESOTA

                                        For each of the foregoing corporations:


                                        By:          /s/ Paul Grillo
                                                 ------------------------------
                                                 Paul J. Grillo, Vice President


                                        HELLER FINANCIAL, INC.


                                        By:          /s/ Andrew G. Jakubek
                                                 ------------------------------
                                        Title:   Vice President


                                        Revolving Loan Commitment:

                                        $75,000,000


                       [Signature page to Loan Agreement]

STATE OF NEW YORK  )
                   )  SS
COUNTY OF NEW YORK )

     I, _______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that _______________, personally known to me to be the _________________ of Heller Financial, Inc., the person who executed the foregoing instrument, who being by me duly sworn, did depose and say he is the officer of such corporation described in and which executed the foregoing instrument; that said instrument is signed on behalf of such corporation by order of its Board of Directors; and that he acknowledged said instrument to be the free act and deed of such corporation.

     GIVEN under my hand and notarial seal this ____ day of November, 1997.



                                            ____________________________________
                                                         Notary Public


                                            My commission expires:

                                            ____________________________________

STATE OF NEW YORK  )
                   )  SS
COUNTY OF NEW YORK )

     I, ________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Paul J. Grillo, personally known to me to be a Vice President of each of COMFORCE Corporation, COMFORCE Operating, Inc., COMFORCE Columbus, Inc., RHO Acquisition Company, Uniforce Services, Inc., Brentwood Service Group, Inc., COMFORCE Information Technologies, Inc., COMFORCE IT Acquisition Corp., COMFORCE Technical Services, Inc., COMFORCE Telecom, Inc., Computer Consultants Funding & Support, Inc., Force Five, Inc., LabForce of America, Inc., Professional Staffing Funding & Support, Inc., Project Staffing Support Team, Inc., PrO N.E., Inc., PrO Unlimited, Inc., RHO Company
Incorporated, Temporary Help Industry Servicing Company, Inc., Uniforce Information Services of Texas, Inc., Uniforce MIS Services of Georgia, Inc., Uniforce Payrolling Services, Inc., Uniforce Staffing Services, Inc., USSI-NE Corp., UTS of Delaware, Inc., Brannon & Tully, Inc., E.O. Operations Corp., E.O. Servicing Co., Inc., Montare International, Inc., Staffing Industry Funding & Support, Inc., SUMTEC Corporation, Tempfunds International, Inc., Thisco of Canada, Inc., Uniforce Information Services, Inc., Uniforce Medical Office Support, Inc., USI Inc. of California, and UTS Corp. of Minnesota, the person who executed the foregoing instrument, who being by me duly sworn, did depose and say he is a Vice President of each such corporation described in and which executed the foregoing instrument; that said instrument is signed on behalf of each such corporation by order of its respective Board of Directors; and that he acknowledged said instrument to be the free act and deed of each such corporation.

     GIVEN under my hand and notarial seal this ___ day of November, 1997.


                                            ____________________________________
                                                         Notary Public


                                            My commission expires:

                                            ____________________________________

                                    EXHIBITS

A.       Assignment and Assumption Agreement
B.       Borrowing Base Certificate
C.       Compliance Certificate
D.       Reconciliation Report
E.       Notice of Borrowing

                                    SCHEDULES

1.1(A)    Other Liens
1.1(B)    Pro Forma
2.1(B)    Account Debtors
3.1(A)    List of Closing Documents
4.1(B)    Capitalization of Loan Parties
4.4       Other Indebtedness
4.6       Trade Names (Present and Past Five Years)
4.7 Location of Principal Place of Business, Books and Records and Collateral; FEIN
4.9       Litigation
4.10      Audits
4.13      Intellectual Property
4.20      Bank Accounts
4.22      Employee Matters